                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                              HOMESTORE.COM, INC.,

                            METAL ACQUISITION CORP.,

                              WW ACQUISITION CORP.,

                                 MOVE.COM, INC.,

                        WELCOME WAGON INTERNATIONAL INC.

                   CENDANT MEMBERSHIP SERVICES HOLDINGS, INC.

                                       AND

                               CENDANT CORPORATION

                          DATED AS OF OCTOBER 26, 2000




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                                TABLE OF CONTENTS
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ARTICLE I THE MERGERS.................................................................................................2
         1.1      THE METAL MERGER....................................................................................2
         1.2      THE WW MERGER.......................................................................................2
         1.3      EFFECTIVE TIME......................................................................................3
         1.4      EFFECT OF THE MERGERS...............................................................................3
         1.5      CERTIFICATES OF INCORPORATION; BYLAWS...............................................................3
         1.6      METAL DIRECTORS AND OFFICERS........................................................................4
         1.7      WW DIRECTORS AND OFFICERS...........................................................................4
         1.8      MERGER CONSIDERATION................................................................................5
         1.9      SURRENDER OF CERTIFICATES..........................................................................10
         1.10     TREATMENT OF STOCKHOLDER GUARANTY..................................................................11
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER.........................................................11
         2.1      ORGANIZATION OF THE COMPANY........................................................................11
         2.2      COMPANY CAPITAL STRUCTURE..........................................................................12
         2.3      SUBSIDIARIES.......................................................................................14
         2.4      AUTHORITY..........................................................................................15
         2.5      COMPANY FINANCIAL STATEMENTS.......................................................................16
         2.6      NO UNDISCLOSED LIABILITIES.........................................................................17
         2.7      NO CHANGES.........................................................................................17
         2.8      TAX AND OTHER RETURNS AND REPORTS..................................................................20
         2.9      RESTRICTIONS ON BUSINESS ACTIVITIES................................................................22
         2.10     TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.............................................22
         2.11     INTELLECTUAL PROPERTY..............................................................................23
         2.12     AGREEMENTS, CONTRACTS AND COMMITMENTS..............................................................27
         2.13     INTERESTED PARTY TRANSACTIONS......................................................................29
         2.14     GOVERNMENTAL AUTHORIZATION.........................................................................29
         2.15     LITIGATION.........................................................................................29
         2.16     INSURANCE..........................................................................................30
         2.17     MINUTE BOOKS.......................................................................................30
         2.18     ENVIRONMENTAL MATTERS..............................................................................30
         2.19     BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES...................................................33
         2.20     EMPLOYEE MATTERS AND BENEFIT PLANS.................................................................33
         2.21     COMPLIANCE WITH LAWS...............................................................................37
         2.22     INVESTMENT REPRESENTATIONS.........................................................................37
         2.23     BANK ACCOUNTS......................................................................................38
         2.24     NO OTHER AGREEMENTS................................................................................38
         2.25     LIBERTY DIGITAL STOCK..............................................................................38
         2.26     REPRESENTATIONS COMPLETE...........................................................................38
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ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT, METAL MERGER SUB AND WW MERGER SUB............................39
         3.1      ORGANIZATION, STANDING AND POWER...................................................................39
         3.2      AUTHORITY..........................................................................................39
         3.3      CAPITAL STRUCTURE..................................................................................40
         3.4      SEC DOCUMENTS; PARENT FINANCIAL STATEMENTS.........................................................40
         3.5      NO UNDISCLOSED LIABILITIES.........................................................................41
         3.6      NO MATERIAL ADVERSE EFFECT.........................................................................41
         3.7      TAX AND OTHER RETURNS AND REPORTS..................................................................41
         3.8      AGREEMENTS, CONTRACTS, COMMITMENTS.................................................................42
         3.9      INTERESTED PARTY TRANSACTIONS......................................................................42
         3.10     ENVIRONMENTAL MATTERS..............................................................................42
         3.11     BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES...................................................43
         3.12     REPRESENTATIONS COMPLETE...........................................................................43
ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME.......................................................................43
         4.1      CONDUCT OF BUSINESS OF THE COMPANY.................................................................44
         4.2      NO SOLICITATION....................................................................................47
         4.3      CONDUCT OF BUSINESS OF PARENT......................................................................48
ARTICLE V ADDITIONAL AGREEMENTS......................................................................................48
         5.1      STOCKHOLDER APPROVAL; PROXY STATEMENT; DELIVERY OF FINANCIALS......................................48
         5.2      NASDAQ LISTING.....................................................................................50
         5.3      RESTRICTIONS ON TRANSFER...........................................................................50
         5.4      ACCESS TO INFORMATION..............................................................................51
         5.5      EXPENSES...........................................................................................51
         5.6      PUBLIC DISCLOSURE..................................................................................52
         5.7      CONSENTS...........................................................................................52
         5.8      FIRPTA COMPLIANCE..................................................................................52
         5.9      REASONABLE EFFORTS.................................................................................52
         5.10     NOTIFICATION OF CERTAIN MATTERS....................................................................53
         5.11     S-8 REGISTRATION...................................................................................53
         5.12     S-3 REGISTRATION STATEMENT.........................................................................53
         5.13     HSR ACT............................................................................................54
         5.14     TRANSFER OF ASSETS.................................................................................54
         5.15     TRADE SECRET LICENSE...............................................................................54
         5.16     EQUITABLE REMEDY...................................................................................55
         5.17     STOCKHOLDER EMPLOYEE PLANS.........................................................................55
         5.18     STAY BONUSES.......................................................................................56
         5.19     ADDITIONAL OPTION GRANTS...........................................................................56
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         5.20     CANCELLATION OF INTERCOMPANY OBLIGATIONS AND LIBERTY DIGITAL PROCEEDS..............................56
         5.21     TAX MATTERS........................................................................................56
         5.22     LIBERTY DIGITAL STOCK..............................................................................57
         5.23     PURCHASE OF NEW GBR COLLATING MACHINE..............................................................57
         5.24     EMPLOYEES..........................................................................................57
         5.25     TERMINATION OF BROKER LICENSES.....................................................................58
         5.26     QUALIFICATIONS TO DO BUSINESS......................................................................58
         5.27     BIFURCATED CONTRACTS...............................................................................58
         5.28     TRANSFER OF OWNERSHIP IN MOVE......................................................................58
ARTICLE VI CONDITIONS TO THE MERGER..................................................................................59
         6.1      CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGERS......................................59
         6.2      ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE STOCKHOLDER............................................59
         6.3      ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT, METAL MERGER SUB AND WW MERGER SUB.............61
ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION..............................................61
         7.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.........................................................62
         7.2      INDEMNIFICATION....................................................................................62
         7.3      FURTHER CONDITIONS ON ENVIRONMENTAL INDEMNITY......................................................65
  TICLE VIII TERMINATION, AMENDMENT AND WAIVER.......................................................................67
         8.1      TERMINATION........................................................................................67
         8.2      EFFECT OF TERMINATION..............................................................................69
         8.3      TERMINATION FEE....................................................................................69
         8.4      AMENDMENT..........................................................................................69
         8.5      EXTENSION; WAIVER..................................................................................69
ARTICLE IX TAX MATTERS...............................................................................................70
         9.1      INDEMNITY..........................................................................................70
         9.2      RETURNS AND PAYMENTS...............................................................................71
         9.3      REFUNDS............................................................................................72
         9.4      CONTESTS...........................................................................................72
         9.5      CONVEYANCE TAXES...................................................................................74
         9.6      MISCELLANEOUS......................................................................................74
ARTICLE X GENERAL PROVISIONS.........................................................................................76
         10.1     NOTICES............................................................................................76
         10.2     INTERPRETATION.....................................................................................77
         10.3     COUNTERPARTS.......................................................................................79
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         10.4     ENTIRE AGREEMENT; ASSIGNMENT.......................................................................79
         10.5     SEVERABILITY.......................................................................................79
         10.6     OTHER REMEDIES.....................................................................................80
         10.7     GOVERNING LAW......................................................................................80
         10.8     RULES OF CONSTRUCTION..............................................................................80
         10.9     SPECIFIC PERFORMANCE...............................................................................80
         10.10    ATTORNEY'S FEES....................................................................................80
         10.11    WAIVER OF JURY TRIAL...............................................................................80
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                                      -iv-

                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of October 26, 2000 by and among homestore.com, Inc., a Delaware corporation ("Parent"), Metal Acquisition Corp., a Delaware corporation and a wholly-owned Parent Subsidiary ("Metal Merger Sub"), WW Acquisition Corp., a New York corporation and a wholly-owned Parent Subsidiary ("WW Merger Sub"), Move.com, Inc., a Delaware corporation (the "Company"), Welcome Wagon International Inc., a New York corporation ("WW"), Cendant Membership Services Holdings, Inc., a Delaware corporation ("CMS"), and Cendant Corporation, a Delaware corporation (the "Stockholder").

                                    RECITALS

     A. The Company is engaged in the Business (as defined in Section 1.6(a) of this Agreement).

     B. The Boards of Directors of each of the Stockholder, the Company, Parent, Metal Merger Sub and WW Merger Sub believe it is in the best interests of each company and its respective stockholders that Parent acquire (i) the Company through the statutory merger of Metal Merger Sub with and into the Company with the Company continuing as the surviving corporation (the "Metal Merger") and
(ii) WW through the statutory merger of WW Merger Sub with and into WW with WW continuing as the surviving corporation (the "WW Merger" and, together with the Metal Merger, the "Mergers") and, in furtherance thereof, have approved this Agreement, the Mergers and the other transactions contemplated hereby.

     C. The Board of Directors of the Stockholder has authorized the Stockholder to approve this Agreement, the Mergers and the other transactions contemplated hereby and the Stockholder has approved, and all subsidiaries of the Stockholder that have any beneficial ownership of the Company or WW have approved, the Mergers.

     D. The Board of Directors of Parent has authorized the approval of this Agreement, the Merger, the issuance of Parent Common Stock (as defined below) and the other transactions contemplated hereby.

     E. Pursuant to the Mergers, among other things, and subject to the terms and conditions of this Agreement (i) all of the issued and outstanding capital stock of the Company and WW immediately prior to the Mergers will be converted into shares of the common stock of Parent, and (ii) all issued and outstanding options, warrants and other rights to acquire or receive shares of the capital stock of the Company and of the Stockholder which is designed to reflect the performance of the Company (the "Tracking Stock") and (to the extent such options for Tracking Stock are beneficially owned by employees of the Company or WW immediately prior to the Mergers) shall be assumed by Parent, and shall thereafter represent options, warrants or other rights to acquire or receive common stock of Parent.

     F. Concurrently with the execution and delivery of this Agreement, the Stockholder, Parent and the Company are entering into certain of the operating agreements and other agreements which are attached hereto as Exhibits A-1 through A-10 (collectively, the "Commercial Agreements").

     G. Concurrently with the execution and delivery of this Agreement, the Stockholder and Parent are executing and delivering a Stockholder Agreement in the form attached hereto as Exhibit B hereto (the "Stockholder Agreement") and a Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement" and, together with the Stockholder Agreement and the Commercial Agreements, the "Ancillary Agreements").

     H. Concurrently with the execution of this Agreement, each of the persons set forth on Exhibit D hereto is entering into a support agreement with the Stockholder in the form attached hereto as Exhibit E (collectively, the "Support Agreements").

     I. The Stockholder, Parent, Metal Merger Sub and WW Merger Sub desire to make certain representations and warranties and other agreements in connection with the Mergers.

     J. For U.S. federal income tax purposes, it is intended by the parties hereto that each of the Mergers shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement with respect to each of the Mergers constitutes a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code.


     NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements, covenants, promises and representations set forth herein, the mutual benefits to be gained by the performance of the terms hereof, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                    ARTICLE I

                                   THE MERGERS

     1.1 The Metal Merger. At the Effective Time (as defined in Section 1.2 hereof) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), Metal Merger Sub shall be merged with and into the Company, the separate corporate existence of Metal Merger Sub shall cease and the Company shall continue as the surviving corporation and shall become a wholly-owned subsidiary of Parent. The surviving corporation after the Metal Merger is sometimes referred to hereinafter as the "Metal Surviving Corporation."

     1.2 The WW Merger. At the Effective Time and subject to the terms and conditions of this Agreement and the applicable provisions of the New York Business Corporation Law ("New York Law"), WW Merger Sub shall be merged with and into WW, the separate corporation existence of

WW Merger Sub shall cease and WW shall continue as the surviving corporation (the "WW Surviving Corporation") and shall become a wholly-owned subsidiary of Parent.

     1.3 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 8.1 hereof, the closing of the Mergers and the other transactions contemplated by this Agreement (the "Closing") will take place as promptly as practicable following the execution and delivery of this Agreement by each of the parties hereto, but in no event later than two (2) business days following satisfaction or waiver of the conditions set forth in Article VI hereof, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, unless another place and/or time is agreed to in writing by Parent and the Stockholder. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause each of the Mergers to be consummated by filing a Certificate of Merger (or like instrument) (each, a "Certificate of Merger" with respect to one of the Mergers, and collectively with respect to both Mergers, the "Certificates of Merger") with the Secretaries of State of the State of Delaware and the State of New York, respectively, in accordance with the relevant provisions of Delaware Law and New York Law (the times at which both Mergers have become fully effective (or such later time as may be agreed in writing by the Company and Parent and specified in the Certificates of Merger) is referred to herein as the "Effective Time").

     1.4 Effect of the Mergers. At the Effective Time, the effect of the Mergers shall be as provided in the applicable provisions of Delaware Law and New York Law, as the case may be. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as provided herein, (i) all the property, rights, privileges, powers and franchises of the Company and Metal Merger Sub shall vest in the Metal Surviving Corporation, and all debts, liabilities and duties of the Company and Metal Merger Sub shall become the debts, liabilities and duties of the Metal Surviving Corporation and
(ii) all of the property, rights, privileges, powers and franchises of WW and WW Merger Sub shall vest in the WW Surviving Corporation, and all debts, liabilities and duties of WW and WW Merger Sub shall become the debts, liabilities and duties of the WW Surviving Corporation.

     1.5 Certificates of Incorporation; Bylaws.

     (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, (i) the Certificate of Incorporation of Metal Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Metal Surviving Corporation at and after the Effective Time until thereafter amended in accordance with the Delaware Law and the terms of such Certificate of Incorporation; provided, however, that at the Effective Time, Article I of the Certificate of Incorporation of the Metal Surviving Corporation shall be amended and restated in its entirety to read as follows:
"The name of the corporation is Move.com, Inc." and (ii) the Certificate of Incorporation of WW Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the WW Surviving Corporation at and after the Effective Time until thereafter amended in accordance with the New York Law and the terms of such Certificate of Incorporation; provided, however, that at the

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Effective Time, Article I of the Certificate of Incorporation of the WW
Surviving Corporation shall be amended and restated in its entirety to read as follows: "The name of the Corporation is Welcome Wagon International Inc."

     (b) Unless otherwise determined by Parent prior to the Effective Time, (i) the Bylaws of Metal Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Metal Surviving Corporation at and after the Effective Time, until thereafter amended in accordance with Delaware Law and the terms of Certificate of Incorporation of the Metal Surviving Corporation and such Bylaws and (ii) the Bylaws of WW Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the WW Surviving Corporation at and after the Effective Time, until thereafter amended in accordance with New York Law and the terms of the Certificate of Incorporation of the WW Surviving Corporation and such Bylaws.

     1.6 Metal Directors and Officers.

     (a) Unless otherwise determined by Parent prior to the Effective Time, the directors of Metal Merger Sub immediately prior to the Effective Time shall be the directors of the Metal Surviving Corporation at and after the Effective Time, each to hold the office of a director of the Metal Surviving Corporation in accordance with the provisions of Delaware Law and the Certificate of Incorporation and Bylaws of the Metal Surviving Corporation until their successors are duly elected and qualified.

     (b) Unless otherwise determined by Parent prior to the Effective Time, the officers of Metal Merger Sub immediately prior to the Effective Time shall be the officers of the Metal Surviving Corporation at and after the Effective Time, each to hold office in accordance with the provisions of the Bylaws of the Metal Surviving Corporation.

     1.7 WW Directors and Officers.

     (a) Unless otherwise determined by Parent prior to the Effective Time, the directors of WW Merger Sub immediately prior to the Effective Time shall be the directors of the WW Surviving Corporation at and after the Effective Time, each to hold the office of a director of the WW Surviving Corporation in accordance with the provisions of New York Law and the Certificate of Incorporation and Bylaws of the WW Surviving Corporation until their successors are duly elected and qualified.

     (b) Unless otherwise determined by Parent prior to the Effective Time, the officers of WW Merger Sub immediately prior to the Effective Time shall be the officers of the WW Surviving Corporation at and after the Effective Time, each to hold office in accordance with the provisions of the Bylaws of the WW Surviving Corporation.

     1.8 Merger Consideration.

     (a) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

     "Additional Options" shall mean the number of Company Options reserved but unissued under the 2000 Option Plan such that, immediately prior to the Effective Time and after giving effect to any acceleration of vesting to the Company Options that occurs as a result of the Mergers and any additional grants of Company Options required to be granted as a result of the Mergers, the sum of
(i) the number of unvested Continuing Employee Options issued and outstanding and (ii) such Additional Options equals no less than 10.7% of the Fully Converted Shares (inclusive of the Additional Options).

     "Business" shall mean, subject to the last paragraph of Section 4.1 of this Agreement, the business conducted by Move.com, Inc., RentNet, Inc., HouseNet, Inc. and Welcome Wagon International Inc., and all of their respective subsidiaries and business divisions, including without limitation, SeniorHousingNet, CorporateHousingNet, SelfStorageNet and Movedotcom(U.K.) Ltd. ("Move.com U.K."), and excluding the hosting of websites for Century 21, Coldwell Banker and ERA.

     "Company Capital Stock" shall mean shares of Company Common Stock and any other shares of other capital stock of the Company.

     "Company Common Stock" shall mean shares of the voting common stock of Company, par value $.01 per share and the non-voting common stock of the Company, par value $.01 per share.

     "Company Convertible Securities" shall mean the Company Options together with any other rights to acquire or receive shares of Company Capital Stock, including all options, warrants and convertible preferred stock.

     "Company Options" shall mean (i) all, if any, issued and outstanding options to purchase or otherwise acquire Company Capital Stock (whether or not vested), (ii) all issued and outstanding options to purchase or otherwise acquire Tracking Stock (whether or not vested) granted under the Options Plans and held by Continuing Employees and (iii) all reserved but unissued shares under the 2000 Option Plan.

     "Continuing Employee" shall mean those employees who are, as of the Closing, employed by the Company or WW or any of the Subsidiaries.

     "Continuing Employee Option" shall mean each Company Option issued to and held by a Continuing Employee.


     "Fully Converted Shares" shall mean the sum of (i) all issued and outstanding shares of Tracking Stock, (ii) all shares of Tracking Stock issuable upon the exercise of all options or other rights to acquire Tracking Stock,
(iii) the Stockholder's notional interest in Tracking Stock, (iv) all

Company Options (without double counting any options or other rights to acquire Tracking Stock), and (v) all Additional Options.

     "Knowledge" shall mean, with respect to the Stockholder, what is within the actual knowledge of any of the directors or officers of the Stockholder, the Company or WW, and in the case of Parent, what is within the actual knowledge of any of the directors or officers of Parent or any of the Parent Subsidiaries.

     "Metal Consideration" shall mean that number of shares of Parent Common Stock set forth on Schedule 1.8(a).

     "Metal Exchange Ratio" shall mean a number of shares of Parent Common Stock equal to the quotient obtained by dividing (i) the Metal Consideration by (ii) the Metal Outstanding Shares (with the result rounded to four decimal places).

     "Metal Outstanding Shares" shall mean the aggregate number of shares of Company Capital Stock outstanding immediately prior to the Effective Time, including the aggregate number of shares of Company Capital Stock, if any, issuable (with or without the passage of time or satisfaction of other conditions) upon exercise or conversion of any Company Convertible Securities outstanding or issuable (with or without the passage of time or satisfaction of other conditions) immediately prior to the Effective Time.

     "1997 Option Plan" shall mean the Cendant Corporation amended and restated 1997 Stock Incentive Plan.

     "1999 Option Plan" shall mean the Cendant Corporation Move.com Group 1999 Stock Option Plan.

     "Option Exchange Ratio" shall mean a number of shares of Parent Common Stock equal to the quotient obtained by dividing (i) the Total Consideration by
(ii) the Fully Converted Shares (with the result rounded to four decimal places).

     "Option Plans" shall mean the 1999 Option Plan, the 1997 Option Plan and the 2000 Option Plan.

     "Options Assumed" shall mean the sum of the Company Options and the Additional Options.

     "Parent Common Stock" shall mean the common stock of Parent, $0.001 par value per share.

     "Parent Closing Price" shall mean the average of the closing prices of Parent Common Stock as quoted on the Nasdaq National Market for the ten (10) days prior to the Closing Date.

     "RentNet" shall mean RentNet, Inc., a Delaware corporation and a Metal Subsidiary.

     "SpringStreet" shall mean SpringStreet, Inc., a California corporation and a Parent Subsidiary.

     "Total Consideration" shall mean 26,275,602 shares of Parent Common Stock.

     "Total Option Consideration" shall mean a number of shares of Parent Common Stock equal to the product obtained by multiplying (i) Options Assumed by (ii) the Option Exchange Ratio.

     "Total Outstanding Shares" shall mean the sum of the Metal Outstanding Shares and the WW Outstanding Shares.

     "2000 Option Plan" shall mean the Move.com, Inc. 2000 Stock Option Plan.

     "WW Capital Stock" shall mean shares of common stock of WW, par value $.01 per share and any other shares of other capital stock of WW.

     "WW Consideration" shall mean that number of shares of Parent Common Stock equal to the Total Consideration minus the Total Option Consideration minus the Metal Consideration.

     "WW Convertible Securities" shall mean any other rights to acquire or receive shares of WW Capital Stock, including all options, warrants and convertible preferred stock.

     "WW Exchange Ratio" shall mean a number of shares of Parent Common Stock equal to the quotient obtained by dividing (i) the WW Consideration by (ii) the WW Outstanding Shares (with the result rounded to four decimal places).

     "WW Outstanding Shares" shall mean the aggregate number of shares of WW Capital Stock outstanding immediately prior to the Effective Time, including the aggregate number of shares of WW Capital Stock issuable (with or without the passage of time or satisfaction of other conditions) upon exercise or conversion of any WW Convertible Securities outstanding or issuable (with or without the passage of time or satisfaction of other conditions) immediately prior to the Effective Time.

     (b) Shares to be Issued; Effect on Capital Stock. The number of shares of Parent Common Stock issuable (including Parent Common Stock to be reserved for issuance upon exercise of any of the Company Options to be assumed by Parent) in exchange for the acquisition by Parent of all outstanding Company Capital Stock and all outstanding WW Capital Stock and the assumption of all (if any) unexpired and unexercised Company Convertible Securities shall be equal to the Total Consideration minus the Total Option Consideration. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Mergers and without any action on the part of

Metal Merger Sub, WW Merger Sub, the Company, WW or the holder of any shares of the Company Capital Stock, WW Capital Stock or Company Convertible Securities, the following shall occur:

     (i) Effect on Company Capital Stock. At the Effective Time, by virtue of the Metal Merger and without any action on the part of Company or the Stockholder, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished and shall be converted automatically into the right to receive, upon the terms and subject to conditions set forth below and throughout this Agreement, a number of shares of Parent Common Stock equal to the Metal Exchange Ratio (the "Metal Merger Consideration").

     (ii) Effect on WW Capital Stock. At the Effective Time, by virtue of the WW Merger and without any action on the part of WW or the Stockholder, each share of WW Capital Stock issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished and shall be converted automatically into the right to receive, upon the terms and subject to the conditions set forth below and throughout this Agreement, a number of shares of Parent Common Stock equal to the WW Exchange Ratio (the "WW Merger Consideration" and together with the Metal Merger Consideration, the "Merger Consideration").

     (iii) Assumption of Certain Company Options. Effective as of the Effective Time, each outstanding Continuing Employee Option issued to and held by Continuing Employees pursuant to the Option Plans (including any Company Options required to be issued to a Continuing Employee as a result of the Mergers) and each Additional Option, in each case whether vested or unvested and in the case of Additional Options whether issued or unissued, will be assumed by Parent in connection with the Mergers. Each Continuing Employee Option and Additional Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plans and/or as provided in the respective option or similar agreement immediately prior to the Effective Time (including any vesting schedule or repurchase rights), except that (i) each Continuing Employee Option and Additional Option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Tracking Stock or Company Common Stock, as applicable, that were issuable upon exercise of such Continuing Employee Option or Additional Option, as applicable, immediately prior to the Effective Time multiplied by the Option Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Continuing Employee Option or Additional Option, as applicable, will be equal to the quotient determined by dividing the exercise price per share of Tracking Stock or Company Common Stock, as applicable, at which such Continuing Employee Option or Additional Option, as applicable, was exercisable immediately prior to the Effective Time by the Option Exchange Ratio, rounded up to the nearest whole cent. The Stockholder shall be responsible for, and shall indemnify and hold harmless Parent and its affiliates and their officers, directors, employees, affiliates and agents from and against any and all claims, losses, damages, costs and expenses (including attorneys' fees, costs and expenses) and other liabilities and obligations relating to or arising out of Parent's assumption of Continuing Employee

Options under this Agreement or failure of Parent to assume any options, rights or other securities of the Stockholder, the Company or any of their respective affiliates in connection with the transactions contemplated by this Agreement; provided that this indemnity shall not apply to (i) Parent's failure to issue Parent Common Stock in accordance with the Option Exchange Ratio upon the due exercise of such Continuing Employee Options held by Continuing Employees and assumed by Parent pursuant to this Section, (ii) Parent's other obligations under the Option Plans with respect to the Continuing Employee Options or the agreements governing such Continuing Employee Options by virtue of such assumption, (iii) any actions taken by Parent after the Closing with respect to the termination of employment of any Continuing Employee who holds a Continuing Employee Option, or (iv) any misstatement or omission in any Registration Statement on Form S-8 or prospectus or similar securities law document prepared by Parent and distributed to its employees with respect to the Continuing Employee Options.

     (iv) Fractional Shares. No fractional share of Parent Common Stock shall be issued in the Mergers. In lieu thereof, any fractional share shall be rounded to the nearest whole share of Parent Common Stock (with.5 being rounded up).

     (v) Cancellation of Company-Owned Stock. At the Effective Time, by virtue of the Metal Merger and without any action on the part of any of the parties hereto, each share of Company Capital Stock owned by, the Company or any Metal Subsidiary immediately prior to the Effective Time, shall be cancelled and extinguished without any conversion thereof.

     (vi) Cancellation of WW-Owned Stock. At the Effective Time, by virtue of the WW Merger and without any action on the part of any of the parties hereto, each share of WW Capital Stock owned by WW or any WW Subsidiary immediately prior to the Effective Time, shall be cancelled and extinguished without any conversion thereof.

     (vii) Capital Stock of Metal Merger Sub. At the Effective Time, by virtue of the Metal Merger and without any action on the part of any of the parties hereto, each share of capital stock of Metal Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Metal Surviving Corporation. Each stock certificate of Metal Merger Sub evidencing ownership of any such shares of Metal Merger Sub shall thereafter evidence ownership of an equivalent number of shares of capital stock of the Metal Surviving Corporation.

     (viii) Capital Stock of WW Merger Sub. At the Effective Time, by virtue of the WW Merger and without any action on the part of any of the parties hereto, each share of capital stock of WW Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the WW Surviving Corporation. Each stock certificate of WW Merger Sub evidencing ownership of any such shares of WW Merger Sub shall thereafter evidence ownership of an equivalent number of shares of capital stock of the WW Surviving Corporation.

     1.9 Surrender of Certificates.

     (a) At the Closing, the Stockholder shall surrender all certificates formerly representing shares of Company Capital Stock and WW Capital Stock (collectively, the "Certificates") for cancellation to Parent.

     (b) Upon proper presentation of the Certificates and in exchange therefor, the Stockholder shall be entitled to receive, and Parent shall deliver, a certificate representing the number of whole shares of Parent Common Stock to which Stockholder is entitled pursuant to this Article I, and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock and WW Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock and WW Capital Stock shall have been so converted.

     (c) No Liability. Notwithstanding anything to the contrary in this Section 1.9, neither Parent nor any party hereto shall be liable to a holder of shares of Parent Common Stock, Company Capital Stock or WW Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (d) No Further Ownership Rights in Company Capital Stock. The shares of Parent Common Stock issued in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to shares of each of Company Capital Stock and WW Capital Stock outstanding prior to the Effective Time, and there shall be no further registration of transfers on the records of (i) the Metal Surviving Corporation of shares of Company Capital Stock or (ii) the WW Surviving Corporation of shares of WW Capital Stock that were outstanding prior to the Effective Time. If, after the Effective Time, Certificates are presented to Parent, Metal Surviving Corporation or the WW Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     (e) Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Metal Surviving Corporation or the WW Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Business, then Parent, Merger Sub and the Company, and the officers and directors of the Company, WW, Parent, Metal Merger Sub and WW Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

     1.10 Treatment of Stockholder Guaranty. Following the Closing, Parent shall use commercially reasonable efforts to release and cancel (or, to the extent that it cannot be so released and cancelled, to cause Parent to be substituted for the Stockholder with respect to) the guaranty of Stockholder in the agreement set forth in Schedule 1.10 of the Stockholder Disclosure Letter (the "Stockholder Guaranty") (or if not possible added as the primary obligor with respect thereto). Parent shall indemnify and hold harmless Stockholder against liabilities incurred by Stockholder arising as a result of events following the Closing Date with respect to the guaranty of Stockholder in the agreement set forth in Schedule 1.10 of the Stockholder Disclosure Letter after the Closing.

                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER W

     As of the date hereof, the Stockholder represents and warrants to Parent and Metal Merger Sub and WW Merger Sub, subject to such exceptions as are specifically disclosed in the disclosure letter supplied by the Stockholder to Parent (the "Stockholder Disclosure Letter") and dated as of the date hereof, as follows:

     2.1 Organization of the Company.

     (a) Each of the Company and each Metal Subsidiary (as defined in Section
2.3 hereof) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and each Metal Subsidiary has the corporate power to own its respective properties and to carry on its respective businesses as conducted. Each of the Company and each Metal Subsidiary is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified (either individually or collectively) would have a Material Adverse Effect on the Company. The Stockholder has delivered to Parent a true and correct copy of the certificate of incorporation and bylaws of each of the Company and the Metal Subsidiaries, each as amended to date and in full force and effect on the date hereof. There are no proposed or considered amendments to the certificate of incorporation or bylaws of any of the Company or any Metal Subsidiary. Schedule 2.1(a) of the Stockholder Disclosure Letter lists the directors and officers of the Company and each Metal Subsidiary and each jurisdiction in which the Company is qualified to do business.

     (b) Each of WW and each WW Subsidiary (as defined in Section 2.3 hereof) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of WW and each WW Subsidiary has the corporate power to own its respective properties and to carry on its respective businesses as now being conducted and as proposed to be conducted. Each of WW and each WW Subsidiary is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified (either individually or collectively) would have a Material Adverse Effect on WW. The Stockholder has delivered to Parent a true and correct copy of the certificate of incorporation and bylaws of each of WW and the WW Subsidiaries, each as amended to date and in full force and effect on the date hereof. There are no proposed or considered amendments to the certificate of incorporation or bylaws of any of the Company or any WW Subsidiary. Schedule 2.1(b) of the Stockholder Disclosure Letter lists the directors and officers of each WW Subsidiary and each jurisdiction in which WW is qualified to do business.

     2.2 Company Capital Structure.

     (a) The authorized Company Capital Stock consists of (i) 37,500,000 shares of common stock, par value $.01 per share, of which 22,500,000 shares are issued and outstanding as of the date hereof, (ii) 12,500,000 shares of non-voting common stock, par value $.01 per share, none of which are issued and outstanding as of the date hereof; and (iii) 5,000,000 shares of Preferred Stock, par value $.01 per share, none of which are issued and outstanding as of the date hereof. The total number of shares of Company Capital Stock outstanding as of immediately prior to the Effective Time (assuming the conversion, exercise or exchange of all Company Convertible Securities) will be as set forth in Schedule 2.2(a) of the Stockholder Disclosure Letter. All outstanding shares of the Company Capital Stock are held (and as of immediately prior to the Effective Time will be held) of record and beneficially by CMS. All of the capital stock of CMS is held (and as of immediately prior to the Effective Time will be held) of record and beneficially by the Stockholder. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company or any of its Metal Subsidiaries is a party or by which it is bound, and have been issued in compliance with federal and state securities laws. There are no declared or accrued but unpaid dividends with respect to any shares of Company Common Stock. The Company has no other capital stock authorized, issued or outstanding. The Company has no obligation to redeem or repurchase any capital stock of any corporation or other entity, and has no liability in respect of any capital stock of any corporation or other entity.

     (b) The authorized WW Capital Stock consists of (i) 1,000 shares of Common Stock, par value $.01 per share, of which 1,000 shares are issued and outstanding as of the date hereof, and (ii) no shares of Preferred Stock, par value $.01 per share, none of which are issued and outstanding as of the date hereof. The total number of shares of WW Capital Stock outstanding as of immediately prior to the Effective Time (assuming the conversion, exercise or exchange of all WW Convertible Securities) will be as set forth in Schedule 2.2(b) of the Stockholder Disclosure Letter. All of the outstanding shares of the WW Capital Stock is held (and as of immediately prior to the Effective Time will be held) of record and beneficially by CMS. All outstanding shares of WW Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of WW or any agreement to which WW or any of its WW Subsidiaries is a party or by which it is bound, and have been issued in compliance with federal and state securities laws. There are no declared or accrued but unpaid dividends with respect to any shares of WW Common Stock. WW has no other capital stock authorized, issued or outstanding. WW has no obligation to redeem or repurchase any capital stock of any corporation or other entity, and has no liability in respect of any capital stock of any corporation or other entity.

     (c) Except for the Option Plans, neither the Company, WW nor any of their respective Subsidiaries nor the Stockholder on behalf of the Company, WW or any of its Subsidiaries has ever adopted or maintained any stock option plan or other plan providing for equity compensation of any person. The Stockholder has reserved an aggregate of 11,000,000 shares of Tracking Stock for issuance to employees, directors and consultants upon the exercise of Company

Options pursuant to the Option Plans, of which (i) 573,250 and 5,768,946 shares are issuable, as of the date hereof, upon the exercise of outstanding, unexercised Company Options granted under the 1997 Option Plan and 1999 Option Plan, respectively and (ii) 4,426,750 and 231,054 shares remain available for future grant under the 1997 Option Plan and 1999 Option Plan, respectively. The Stockholder has reserved an aggregate of 1,586,000 shares of Tracking Stock for future issuance pursuant to the exercise of outstanding warrants. Schedul 2.2(c) of the Stockholder Disclosure Letter sets forth for each outstanding Company Convertible Security and each Fully Converted Share, the name of the holder of such Company Convertible Security or Fully Converted Share, the number and type of shares subject to such Convertible Security or Fully Converted Share, the exercise price of such Convertible Security or Fully Converted Share, the vesting schedule for such Convertible Security or Fully Converted Share, including the extent vested to date and whether the vesting exercisability of such Convertible Security or Fully Converted Share will be accelerated and become exercisable by reason of the transactions contemplated by this Agreement and whether such Convertible Security or Fully Converted Share is intended to qualify as an incentive stock option as defined in Section 422 of the Code. All Company Options are held by employees of the Company or its Subsidiaries and have been issued in compliance with federal and state securities laws. Except for the Company Convertible Securities described in Schedule 2.2(c) of the Stockholder Disclosure Letter, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company, WW or any of their respective Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Company Capital Stock, WW Capital Stock or Fully Converted Shares or the capital stock of any of the Subsidiaries or obligating the Company, WW or any of their respective Subsidiaries to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company, WW or any of their respective Subsidiaries. Except as contemplated hereby, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company Capital Stock, WW Capital Stock or the Fully Converted Shares. The holders of Company Convertible Securities, WW Convertible Securities and Fully Converted Shares have been or will be given, or shall have properly waived, any required notice prior to the Mergers, and all such rights will be terminated at or prior to the Effective Time. Without limiting the foregoing, neither the Company nor WW is, and nor will either of them be obligated, to issue any Company Capital Stock or WW Capital Stock in connection with any Tracking Stock or any obligation to issue any Tracking Stock. As a result of the Mergers, Parent will be, upon the Effective Time, the sole record holder and sole beneficial owner of all capital stock of the Company, WW and their respective Subsidiaries and rights to acquire or receive such capital stock. As a result of the Mergers and following the Mergers, other than Continuing Employee Options, Parent shall have no liabilities or obligations to any holders of Tracking Stock or options, warrants or other convertible securities to acquire Tracking Stock.

     (d) Under the terms of this agreement, the sum of (i) the WW Consideration plus (ii) the Metal Consideration is equal to the sum of (x) the product obtained by multiplying Stockholder's notional interest in the Tracking Stock (as expressed in shares of Tracking Stock) times the Option Exchange Ratio plus (y) the product obtained by multiplying the aggregate number of outstanding shares of Tracking Stock held by persons other than Stockholder plus the aggregate number of outstanding options or other rights to purchase Tracking Stock held by persons other than Stockholder times the Option Exchange Ratio, such that each holder of a Continuing Employee Option would receive upon exercise of such Continuing Employee Option an equivalent proportional amount of Parent Common Stock in respect of such holder's interest in the Business as Stockholder is receiving in respect of Stockholder's interest in the Company and WW in satisfaction of the Stockholder's notional interest in the Tracking Stock.

     2.3 Subsidiaries. Except for the subsidiaries of each of the Company and WW listed in Schedule 2.3 of the Stockholder Disclosure Letter (each subsidiary of the Company, a "Metal Subsidiary" and each subsidiary of WW, a "WW Subsidiary" and together with Metal Subsidiaries, the "Subsidiaries"), each of which are wholly owned by the Company or WW, as the case may be, and except as set forth on Schedule 2.3 of the Stockholder Disclosure Letter, each of the Company and WW does not have and has never had any subsidiaries and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. Schedule 2.3 of the Stockholder Disclosure Letter sets forth the capitalization of each Subsidiary. The Company or WW, as the case may be, is the record and beneficial owner of all of the outstanding capital stock of each Subsidiary. Schedule 2.3 of the Stockholder Disclosure Letter also sets forth the names of the directors and officers of each Subsidiary. Each of the Company and WW has provided Parent with true and correct copies of each Subsidiary's certificate of incorporation, bylaws or other applicable charter documents. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which either the Company, WW or any Subsidiary is a party or by which it is bound obligating any Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of any Subsidiary or obligating any Subsidiary to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to any Subsidiary. Getko Canada has no interest in any asset, property or right of any type or description, real, personal, tangible and intangible.

     2.4 Authority. Each of the Company, WW, CMS and the Stockholder (and each subsidiary of the Stockholder, as appropriate) has all requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which it is party and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of the Company, WW, CMS and the Stockholder (and each subsidiary of the Stockholder, as appropriate), as the case may be, in accordance with applicable law and the Certificate of Incorporation of the Company, WW, CMS and the Stockholder (and each subsidiary of the Stockholder, as appropriate), as the case may be. The respective Boards of Directors of the Company, WW, CMS and the Stockholder have approved and adopted the Mergers, this Agreement and the Ancillary Agreements to which it (and/or a subsidiary of it) is a party. This Agreement and the Ancillary Agreements to which it is party have been duly executed and delivered by each of the Company, WW, CMS and the Stockholder (and each subsidiary of the Stockholder, as appropriate) and, assuming the due execution and delivery by Parent, Metal Merger Sub and WW Merger Sub, constitute the valid and binding obligations of the Company, WW, CMS and the Stockholder (and each subsidiary of the Stockholder, as appropriate), as the case may be, enforceable in accordance with their respective terms. Except as set forth in Schedule 2.4 of the Stockholder Disclosure Letter, the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party by the Company, WW, CMS and the Stockholder (and each subsidiary of the Stockholder, as appropriate), as the case may be, does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict")
(i) any provision of the Certificate of Incorporation or Bylaws of the Company, WW, CMS or the Stockholder, as the case may be, or (ii) any agreement that would be required to be disclosed pursuant to Section 2.11 or 2.12 of this Agreement or any instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, WW, CMS or the Stockholder or their respective properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any Conflict) is required by or with respect to the Company, WW, CMS or the Stockholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for: (i) the filing of the Certificates of Merger with the Secretaries of State for the State of Delaware and the State of New York, respectively; (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws;
(iii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); and (iv) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.4 of the Stockholder Disclosure Letter. Each of the Stockholder and CMS has approved the Mergers in its capacity as stockholder of the Company and WW.

     2.5 Company Financial Statements. Schedule 2.5 of the Stockholder Disclosure Letter sets forth the audited combined balance sheets of the Company (together with WW and the WW Subsidiaries as though WW and the WW Subsidiaries were subsidiaries of the Company) as of December 31, 1999 and December 31, 1998 and the unaudited combined balance sheet of the Company (together with WW and the WW Subsidiaries as though WW and the WW Subsidiaries were subsidiaries of the Company) as of September 30, 2000 (the "Balance Sheet") and the related audited combined statements of operations and cash flows for each of the two one-year periods ended December 31, 1998 and December 31, 1999, respectively, and the related unaudited combined statements of operations and cash flows for the nine-month period ended September 30, 2000

(collectively, the "Company Financials"). The Company Financials, including the related schedules and notes thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other (subject, in the case of unaudited statements, to normal audit adjustments). The Company Financials, including the related schedules and notes thereto, present fairly the financial condition and operating results of the Company, WW, their respective Subsidiaries and the Business as of the dates and during the periods indicated therein. Except as disclosed on Schedule 2.5 of the Stockholder Disclosure Letter, (i) there are no asset or revenue items that are included in the Company Financials that would not be included in financial statements prepared in accordance with GAAP of the Company, WW and the Subsidiaries on a stand-alone basis for the same amounts and for the same periods, and (ii) there are no liabilities or expenses that would be included in financial statements prepared in accordance with GAAP of the Company, WW and their respective Subsidiaries on a stand alone basis that are not included in the Company Financials for the same amounts and for the same periods. At no time has the Company, WW or any Subsidiary factored its accounts receivable or otherwise sold or transferred the right to collect any of its accounts receivable. In addition, at no time has the Company, WW or any Subsidiary, or any assets of the Company, WW or any Subsidiary, been placed in receivership or otherwise been subject to any bankruptcy, insolvency or liquidation proceeding.

     2.6 No Undisclosed Liabilities. The Company, WW, the Subsidiaries and the Business do not have any liability, indebtedness, obligation, expense, claim, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other, of a nature required to be reflected in financial statements (including the notes thereto) in accordance with GAAP ("Liabilities"), which individually or in the aggregate (i) has not been reflected in the Balance Sheet, or (ii) has not arisen in the ordinary course of the Company's or WW's business since the date of the Balance Sheet, consistent with past practices, and does not reflect a material change to the business (as previously conducted), results of operations or financial condition of the Company, WW or any of the Subsidiaries (taking into account any growth in revenues and commensurate growth in expenses).

     2.7 No Changes. (i) Since June 30, 2000 and through the date hereof, there has not been, occurred or arisen any:

     (a) transaction by the Company, WW or any Subsidiary except in the ordinary course of business as conducted on June 30, 2000;

     (b) transfer in, sale, lease, license or allocation of any assets (including intangible assets), Liabilities or employees to the Company, WW or any Subsidiary by the Stockholder or any of its subsidiaries (other than the Company, WW and its Subsidiaries);

     (c) amendments or changes to the certificate of incorporation or bylaws or other applicable charter documents of the Company, WW or any Subsidiary;

     (d) use by the Business of any assets owned by or licensed to the Stockholder or any of its subsidiaries (other than the Company, WW and its Subsidiaries);

     (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

     (f) addition to or modification of the employee benefit plans, arrangements or practices described in Section 2.20 of this Agreement (other than as described in Section 5.19 hereof);

     (g) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company, WW or any Subsidiary;

     (h) revaluation by the Company, WW or any Subsidiary of any of its assets;

     (i) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, WW or any Subsidiary, or any split, combination or reclassification with respect to the capital stock of the Company, WW or any Subsidiary, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, WW or any Subsidiary or any direct or indirect redemption, purchase or other acquisition by the Company, WW or any Subsidiary of any of its capital stock (or options, warrants or rights convertible into, exercisable or exchangeable therefor);

     (j) increase in the salary or other compensation payable or to become payable to any of its officers or directors of the Company, WW or any Subsidiary other than increases made in the ordinary course of business consistent with past practices and in no event in excess of ten percent (10%) of such officer's or director's base salary, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person, other than bonuses or additional salary or compensation paid in the ordinary course of business consistent with past practices;

     (k) waiver or release of any right or claim of the Company, WW or any Subsidiary in excess of $50,000 in the aggregate, including any write-off or other compromise of any account receivable of the Company, WW or any Subsidiary;


     (l) except as contemplated by this Agreement, issuance, sale, or contract to issue or sell, by the Company, WW or any Subsidiary of any shares of Company Capital Stock or WW Capital Stock or shares of capital stock of any Subsidiary or securities convertible into, or exercisable or exchangeable for, shares of Company Capital Stock or WW Capital Stock or shares of capital stock of any Subsidiary, or any securities, warrants, options or rights to purchase any of the foregoing;

     (m) commencement or written notice or, to the Stockholder's Knowledge, threat of any lawsuit or, to the Stockholder's Knowledge, proceeding or investigation against the Company, WW or its affairs;

     (n) agreement, understanding or commitment, or any modification to or amendment of any such agreement, understanding or commitment, between the Stockholder and any of its subsidiaries or affiliates on the one hand, and the Company or WW, on the other hand;

     (o) adoption of a plan of or resolutions providing for the liquidation, dissolution, merger, consolidation or other arrangement of the Company, WW or the Subsidiaries (except for the transactions contemplated hereby); or

     (p) negotiation or agreement by the Company, WW or any Subsidiary or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (o) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

     (ii) Since September 30, 2000 and through the date hereof, there has not been, occurred or arisen any:

     (a) material adverse change in the Company's or WW's condition (financial or otherwise), results of operations, assets, liabilities, working capital or reserves, except for changes contemplated hereby or set forth in the Company Financials;

     (b) payment, discharge or satisfaction, in any amount in excess of $100,000 in any one case, or $250,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) of the Company, WW or any Subsidiary, other than payment, discharge or satisfaction of Liabilities in the ordinary course of business consistent with past practices;

     (c) capital expenditure or commitment by or on behalf of the Company, WW or any Subsidiary or the Business, either individually or in the aggregate, exceeding $100,000, other than, in the case of the Company and the Metal Subsidiaries only, in the ordinary course of business consistent with past practices;

     (d) event or condition that has had or would be reasonably expected to have a Material Adverse Effect (as defined in Section 10.2 hereof) on the Company, WW or any Subsidiary;

     (e) loan by the Company, WW or any Subsidiary to any person or entity, incurring by the Company, WW of any indebtedness, guaranteeing by the Company, WW or any Subsidiary of any indebtedness, issuance or sale of any debt securities of the Company or any Subsidiary or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

     (f) cancellation of any material indebtedness owed to the Company, WW or its Subsidiaries relating to any of the Company's or WW's business activities or properties (or the business activities or properties of the Subsidiaries), whether or not in the ordinary course of business;

     (g) making or changing in any election in respect of Taxes (as defined in Section 2.8 hereof) of the Company, WW or any Subsidiary, adoption or change in any accounting method in respect of Taxes of the Company, WW or any Subsidiary, agreement or settlement of any claim or assessment in respect of Taxes of the Company, WW or any Subsidiary, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes of the Company, WW or any Subsidiary; or

     (h) negotiation or agreement by the Company, WW or any Subsidiary or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (g) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

     (iii) Since March 31, 2000 and through the date hereof, there has not been, occurred or arisen any transfer out, sale, lease or license of any assets (including intangible assets and URLs), Liabilities or employees of the Company, WW or any Subsidiary to (with respect to material assets only) a third party or to (with respect to all assets) the Stockholder or any of its subsidiaries (other than the Company, WW and the Subsidiaries).

     2.8 Tax and Other Returns and Reports

     (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes," means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 2.8(a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses
(i) or (ii) of this Section 2.8(a) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

     (b) Tax Returns and Audits. Except as set forth in Schedule 2.8(b) of the Stockholder Disclosure Letter:

     (i) Each of the Company, WW and each Subsidiary has prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to it or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

     (ii) Each of the Company, WW and each Subsidiary (A) has paid or accrued all Taxes it is required to pay or accrue and (B) has reported and withheld with respect to employees of the Company, WW and each Subsidiary all federal and state income taxes, Federal Income Contribution Act ("FICA"), Federal Unemployment Tax Act ("FUTA"), and other Taxes required to be reported and withheld.

     (iii) Neither the Company, WW nor any Subsidiary has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, WW or any Subsidiary, nor has the Company, WW or any Subsidiary executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

     (iv) No audit or other examination of any Return of the Company, WW or any Subsidiary is currently in progress, nor has the Company, WW or any Subsidiary been notified of any request for such an audit or other examination.

     (v) Neither the Company, WW nor any Subsidiary has any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Stockholder has no Knowledge of any basis for the assertion of any such liability attributable to the Company, WW or any Subsidiary, or any of their respective assets or operations.

     (vi) The Stockholder has provided to Parent copies of all foreign, federal, state and local income and all state and local sales and use Tax Returns relating to any and all Taxes concerning or attributable to the Company, WW or any Subsidiary for the past two (2) years.

     (vii) There are no liens, pledges, charges, claims, security interests or other encumbrances of any sort except for liens for Taxes not yet due and payable ("Liens") on the assets of the Company, WW or any Subsidiary relating to or attributable to Taxes.

     (viii) The Stockholder has no Knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company, WW or any Subsidiary.

     (ix) None of the Company's, WW's or any Subsidiary's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

     (x) There is not any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company, WW or any Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

     (xi) Neither the Company, WW nor any Subsidiary has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a Subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company, WW or any Subsidiary.

     (xii) Neither the Company, WW nor any Subsidiary is a party to a tax sharing or allocation agreement nor does the Company, WW or any Subsidiary owe any amount under any such agreement.

     (xiii) No adjustment relating to any Return filed by the Company, WW or any Subsidiary has been proposed formally or, to the Knowledge of the Stockholder, informally by any tax authority to the Company, WW or any Subsidiary or any representative thereof.

     (xiv) Neither the Company, WW nor any Subsidiary has ever been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

     (xv) Neither the Company, WW nor any Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution prior to the Mergers which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Mergers.

     2.9 Restrictions on Business Activities. Except as set forth in Schedule 2.9(a) of the Stockholder Disclosure Letter, there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company, WW or any Subsidiary is a party or otherwise binding upon the Company, WW or any Subsidiary or the Business which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice of the Company, WW or any Subsidiary, any acquisition of property (tangible or intangible) by the Company, WW or any Subsidiary. Without limiting the foregoing, except as set forth in Schedule 2.9(b) of the Stockholder Disclosure Letter, neither the Company, WW nor any Subsidiary has entered into or is bound by any agreement under which any of them is restricted from selling, licensing or otherwise distributing any of its technology to any class of customers during any period of time or in any segment of the market.

     2.10 Title to Properties; Absence of Liens and Encumbrances

     (a) Except as set forth in Schedule 2.10 of the Stockholder Disclosure Letter, neither the Company, WW nor any Subsidiary owns any real property.
Schedule 2.10(a) of the Stockholder Disclosure Letter sets forth a list of all real property currently leased by the Company, WW or any

Subsidiary. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

     (b) Each of the Company, WW and each Subsidiary has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their tangible properties and assets (including accounts receivable), real, personal and mixed, used or held for use in the Business, free and clear of any Liens, except as reflected in the Company Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     (c) Other than as set forth in Schedule 2.10(c) of the Stockholder Disclosure Letter, all material items of equipment (the "Equipment") (including all of the Equipment contained in the San Francisco location of the Business) used in or by the Business are owned or leased by the Company, WW or a Subsidiary.

     (d) All of the assets, properties and rights of every type and description, real, personal, tangible and intangible, used in the conduct of the Business are licensed by third parties to or owned by the Company or WW or the Company or WW otherwise has the right to use such assets properties and rights. Neither the Stockholder nor any subsidiary or affiliate of Stockholder (including NRT) has any ownership, license or similar interest to any of the assets, properties or rights of any type and description, real, personal, tangible and intangible, used in the conduct of the Business. Except as provided for in Exhibit A to the Transition Services Agreement or Schedule 2.10(d) of the Stockholder Disclosure Letter, (i) the Stockholder and its subsidiaries (other than the Company, WW and the Subsidiaries) do not provide any products or services used in the conduct of the Business, and (ii) there is no other agreement or understanding between the Stockholder or any of its affiliates and the Company, WW or any Subsidiary.

     2.11 Intellectual Property

     For the purposes of this Agreement, the following terms have the following definitions:

     "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all proprietary inventions (whether patentable or not), proprietary invention disclosures, proprietary improvements, proprietary trade secrets, proprietary information (insofar as such proprietary information relates to intellectual property), proprietary know how, proprietary technology, proprietary technical data and proprietary customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, domain names, URLs, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world (except that trade names, common law trademarks and service marks and trademark and service mark registrations and applications therefor shall be limited to those arising in the United States and the United Kingdom); (vi) all databases and data compilations and collections and all rights therein throughout the world; (vii) all software in object code and source code form and related documentation; (viii) all moral and economic rights of authors and inventors, however denominated, throughout the world; (ix) any similar or equivalent rights to any of the foregoing anywhere in the world; and (x) all tangible embodiments of any of the foregoing.

     "Company Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, the Company, WW or any of the Subsidiaries.

     "Registered Intellectual Property" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

     "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company, WW or any Subsidiary.

     (a) No Company Intellectual Property or product or service of the Company, WW or any Subsidiary is party to any proceeding or outstanding decree, order, judgment, agreement or stipulation restricting in any manner the use, transfer, or licensing thereof by the Company, WW or any Subsidiary, or which may affect the validity, use or enforceability of such Company Intellectual Property.

     (b) Schedule 2.11(b) of the Stockholder Disclosure Letter is a complete and accurate list of all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers. Each item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property in the jurisdictions where the Business is conducted.

     (c) Each of the Company, WW and each of its Subsidiaries owns and has good and exclusive title to, or has license (sufficient for the conduct of the Business as conducted) to, each item of Company Intellectual Property or other Intellectual Property used by the Company, WW or any Subsidiary, as applicable, in the Business as conducted free and clear of any lien or encumbrance; and the Company, WW or one of the Subsidiaries is the exclusive owner of all URLs, domain names, trademarks and trade names used in connection with the operation or conduct of the Business as conducted, including the sale of any products or the provision of any services by the Company, WW or any of the Subsidiaries.

     (d) Neither Stockholder nor any of its subsidiaries (other than the Company, WW and the Subsidiaries) owns or licenses to the Company, WW or the Subsidiaries any Intellectual Property that is used in the Business as conducted or otherwise permits the Company to use any Intellectual Property that is licensed by the Stockholder or its subsidiaries (other than the Company, WW and the Subsidiaries).

     (e) The Company, WW and the Subsidiaries own exclusively, and have good title to, all copyrighted works that are the products of the Company, WW or any of the Subsidiaries or which the Company, WW or any of the Subsidiaries otherwise expressly purports to own. The Company, WW and the Subsidiaries own exclusively, and have good title to or a license to use (which license is disclosed on Schedule 2.11(i) of the Stockholder Disclosure Letter), all source-code and object-code used in or incorporated in the products or services of the Company, WW or any of the Subsidiaries.

     (f) The Company, WW and the Subsidiaries own, and have good title to and all necessary rights for the use of, all Intellectual Property used in the operation of the websites listed on Schedule 2.11(f), and no such right will terminate or be adversely affected by virtue of the Mergers and the transactions contemplated hereby.

     (g) To the extent that any Intellectual Property has been developed or created by a third party for the Company, WW or any Subsidiary, the Company, WW or such Subsidiary, as the case may be, has a written agreement with such third party (each of which agreements is in full force and effect and is binding and enforceable against the parties thereto) with respect thereto and the Company, WW or such Subsidiary, as the case may be, thereby either (i) has obtained ownership of, and is the exclusive owner of or (ii) has obtained a license (sufficient for the conduct of its business) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment.

     (h) Neither the Company, WW nor any Subsidiary has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material to the Company Intellectual Property, to any third party (including Stockholder and its subsidiaries other than the Company, WW and the Subsidiaries).


     (i) Schedule 2.11(i) lists all material contracts, licenses and agreements to which the Company, WW or any Subsidiary is a party (i) with respect to the Company Intellectual Property licensed or transferred to any third party, including without limitation, any agreement pursuant to which the Company, WW or any Subsidiary has granted or may grant in the future to any party a source-code license or option or other rights to use or acquire source code; or (ii) pursuant to which a third party or the Stockholder and its subsidiaries (other than the Company, WW and the Subsidiaries) has licensed or transferred any material Intellectual Property to the Company, WW or any Subsidiary.

     (j) The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements or the loss of, or any adverse effect on, any ownership or license rights of the Company or WW in any Company Intellectual Property. The Company, WW and the Subsidiaries are in compliance with, and have not breached any material term of any of such contracts, licenses and agreements and, to the Knowledge of the Stockholder, all other parties to such contracts, licenses and agreements are in compliance with, and have not breached any term of, such contracts, licenses and agreements. Following the Effective Time, the Surviving Corporation will be permitted to exercise all of the rights of the Company, WW and the Subsidiaries under such contracts, licenses and agreements to the same extent the Company, WW or the Subsidiaries, as the case may be, would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company, WW or the Subsidiaries would otherwise be required to pay.

     (k) The operation of the Business as conducted in the jurisdictions conducted, including the design, development, manufacture, marketing and sale of the products or services of the Company, WW or any Subsidiary (including with respect to products and services currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or the Stockholder or any of its subsidiaries (other than the Company, WW and the Subsidiaries), or constitute unfair competition or trade practices under the laws of any jurisdiction in which the Business is conducted.

     (l) Neither the Company, WW nor any Subsidiary has received notice from any third party that the operation of the Business or any act, product or service of the Company, WW or any Subsidiary, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

     (m) To the Knowledge of the Stockholder, no person has or is infringing or misappropriating, any Company Intellectual Property or engaging in any unfair competition or trade practice against the Company, WW or any Subsidiary under the laws of any jurisdiction.

     (n) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent, Metal Merger Sub or WW Merger Sub by operation of law or otherwise of any contracts or agreements to which the Company or WW is a party, will result in (i) either Parent, Metal Merger Sub or WW Merger Sub granting to any third party any right to or with respect to any material Intellectual Property right owned by, or licensed to, either of them,
(ii) the Company, WW, Parent, Metal Merger Sub or WW Merger Sub being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, or (iii) either Parent, Metal Merger Sub or WW Merger Sub being obligated to pay any royalties or other material amounts to any third party in excess of those payable by Parent, Metal Merger Sub, WW Merger Sub, WW or the Company or any of the Subsidiaries, respectively, prior to the Closing.

     (o) Each of the Company and WW has taken all reasonable steps to protect the rights of the Company, WW and the Subsidiaries in the rights of the Company, WW and the Subsidiaries in confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company, WW or any Subsidiary, and, without limiting the foregoing, the Company has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality and invention assignment agreement with the Company, and all current and former employees and contractors of the Company, WW an the Subsidiaries have executed such an agreement with the Company or WW, as applicable, except where the failure to do so is not reasonably expected to be material to the Company, WW or any of its Subsidiaries.

     (p) No (i) product, technology, service or publication of the Company, WW or any Subsidiary, (ii) material published or distributed by the Company, WW or any Subsidiary, or (iii) conduct or statement of the Company, WW or any Subsidiary constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation in the jurisdictions where the Business is conducted.

     (q) The Company licenses all right, title and interest to the assets and Intellectual Property related to the development by Stockholder, the Company and/or WW of real estate transaction management platform technologies which will provide transaction processing and support services designed to aid real estate brokers in assisting real estate purchasers and sellers in fulfilling the closing conditions of a real estate purchase contract as described by Stockholder to Parent as Project Red Head ("Project Red Head").

     2.12 Agreements, Contracts and Commitments

     (a) Except as set forth in Schedule 2.12(a) of the Stockholder Disclosure Letter, as of the date hereof, neither the Company, WW nor any Subsidiary has, is a party to, is bound by, and the Business is not the beneficiary of, or subject to, any of the following (those agreements, arrangements, contracts or commitments to which the Business is subject, but to which the Company, WW or the Subsidiaries is not, as between the Stockholder or its subsidiaries (other than the Company, WW and the Subsidiaries) and the Company, WW and the Subsidiaries, are clearly marked as such on Schedule 2.12(a)):

     (i) any collective bargaining agreements,

     (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

     (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

     (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to the Company, WW or any Subsidiary,


     (v) any agreement or plan, including any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

     (vi) any agreement or plan to issue, grant, deliver or sell or authorize, or that proposes the issuance, grant, delivery or sale of, or to purchase or that proposes the purchase of, any shares, or any rights attached to any shares, in the Company, WW or any Subsidiary or any securities convertible into or exchangeable for shares in the Company, WW or any Subsidiary, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any shares in the Company, WW or any Subsidiary or other convertible securities,

     (vii) any fidelity or surety bond or completion bond,

     (viii) any lease of personal property requiring payments over the term of such lease or series of related leases individually in excess of $200,000 or any lease of real property,

     (ix) any agreement of indemnification or guaranty,

     (x) any agreement, contract or commitment containing any covenant limiting the freedom of the Company, WW or any Subsidiary to engage in any line of business or to compete with any person,

     (xi) any agreement, contract or commitment relating to capital expenditures or involving future payments or a series of related payments in excess of $100,000,

     (xii) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's or WW's business, as applicable,


     (xiii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (ix) hereof,

     (xiv) any purchase order or contract for the purchase of raw materials involving $50,000 or more,

     (xv) any construction contracts involving future payments or a series of related payments in excess of $50,000,

     (xvi) any sales representative, original equipment manufacturer, value added, remarketer, reseller or independent software vendor or other agreement for use of distribution of the Company's or WW's products, technologies or services;

     (xvii) any distribution, joint marketing or development agreement that includes any provision granting any person a right of first refusal, right of first negotiation or exclusive, "most favored nation" or preferential placement or other preferential rights,

     (xviii) any agreement pursuant to which the Company, WW or any Subsidiary has developed for and/or delivered to or has received funds from any Governmental Entity to develop and/or deliver any Intellectual Property,

     (xix) any agreement, contract or commitment for the purchase of advertising,

     (xx) any other agreement, contract or commitment that involves $100,000 or more or is not cancelable without penalty within thirty (30) days.

     (b) Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.12(b) of the Stockholder Disclosure Letter, neither the Company, WW nor any Subsidiary nor the Stockholder nor any of its subsidiaries has materially breached, violated or defaulted under, or received written notice that it has materially breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.12(a) of the Stockholder Disclosure Letter or Schedule 2.11(g) of the Stockholder Disclosure Letter (any such agreement, contract or commitment, a "Contract"). Each Contract is in full force and effect (assuming the Contracts have been duly authorized, executed and delivered by the respective other parties thereto) and is not subject to any default thereunder of which the Stockholder has Knowledge by any party obligated to the Company, WW or any Subsidiary pursuant thereto.

     2.13 Interested Party Transactions. Other than as contemplated by this Agreement, none of the Stockholder or any trust, partnership or corporation in which the Stockholder has an interest or is affiliated, any subsidiary of the Stockholder or any officer or director of the Company, WW or any Subsidiary, has directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company, WW or any Subsidiary furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to, or licenses to or licenses from, the Company, WW or any Subsidiary, any goods or services or Intellectual Property or (iii) a material pecuniary interest in any contract or agreement set forth in Schedule 2.12(a) of the Stockholder Disclosure Letter or Schedule 2.11(i) of the Stockholder Disclosure Letter; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13.

     2.14 Governmental Authorization. Schedule 2.14 of the Stockholder Disclosure Letter accurately lists each material consent, license, permit, grant or other authorization issued to the Company or WW relating to the Business by a Governmental Entity (herein collectively referred to as "Company Authorizations"), which Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company and WW to operate or conduct the Business or hold any interest in their respective properties or assets.

     2.15 Litigation. Except as set forth in Schedule 2.15 of the Stockholder Disclosure Letter, there is no action, suit or proceeding of any nature pending or to Knowledge of the Stockholder, threatened against the Company, WW or any of its Subsidiaries or Stockholder or any of its subsidiaries, their respective properties or any of their respective officers or directors, in their respective capacities as such. To the Knowledge of the Stockholder, there is no investigation pending or threatened against the Company, WW or any Subsidiary or the Stockholder or any of its subsidiaries, their respective properties or any of their respective officers or directors by or before any Governmental Entity.
Schedule 2.15 of the Stockholder Disclosure Letter sets forth, with respect to any such pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time challenged or questioned the legal right of the Company, WW or any Subsidiary or the Stockholder or any of its subsidiaries to conduct the Business or offer or sell any of its products or services.

     2.16 Insurance. Schedule 2.16 of the Stockholder Disclosure Letter contains a true and complete list of all current policies or insurance binders of fire, property, title, business interruption, general liability, workers' compensation and errors or omissions insurance (showing as to each policy or binder as are applicable to the Business, the carrier, policy number, coverage limits (including without limitation, retentions and deductibles), expiration dates, annual premiums and a general description of the type of coverage provided) maintained by the Company or WW on the Business, property or employees within the last three years. All of such policies are sufficient for compliance with all material contracts or leases to which the Company, WW or any Subsidiary is a party and, to the Knowledge of the Stockholder, all material requirements of applicable law. Neither the Company nor WW has not failed to give any written notice or to present any material claim under any such policy or binder in a due and timely fashion. There are no outstanding unpaid claims under any such policies or binders for which adequate reserves have not been established. Such policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect by the Company and WW through the Closing Date. True and complete copies of the documents described above have been delivered or made available to Parent.

     2.17 Minute Books. The minute books of the Company, WW and each of the Subsidiaries made available to counsel for Parent are the only minute books of the Company, WW and such Subsidiaries and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the incorporation of the Company, WW or such Subsidiary, as the case may be.

     2.18 Environmental Matters

     (a) Definitions:

     (i) "Hazardous Material" is any material or substance that is prohibited or regulated by any Environmental Law or that has been designated by any Governmental Authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

     (ii) "Governmental Authority" is any local, state, provincial, federal, or international governmental authority or agency which has had or now has jurisdiction over any portion of the subject matter of this Agreement, any Business Facility, the Company, WW or any Subsidiary.

     (iii) "Business Facility" is any property including the land, the improvements thereon, the groundwater thereunder and the surface water thereon, that is or at any time has been owned, operated, occupied, controlled or leased by the Company, WW or any Subsidiary in connection with the operation of the Business.

     (iv) "Disposal Site" is a landfill, disposal site, disposal agent, waste hauler or recycler of Hazardous Materials, or any real property other than a Business Facility receiving Hazardous Materials used or generated by a Business Facility.

     (v) "Environmental Laws" are all applicable laws, directives, guidance, rules, regulations, orders, treaties, statutes, and codes promulgated by any Governmental Authority which prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Clean Water Act, all as amended at any time.

     (vi) "Hazardous Materials Activity" is the transportation, transfer, disposal, discharge, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with Ozone depleting substances.

     (vii) "Environmental Permit" is any approval, permit, registration, certification, license, clearance or consent required to be obtained from any private person or any

Governmental Authority with respect to a Hazardous Materials Activity which is or was conducted by the Company, WW or any Subsidiary.

     (b) Condition of Property: As of the Closing, except in compliance with Environmental Laws in a manner that could not reasonably be expected to subject the Company, WW or any Subsidiary to liability, no Hazardous Materials are present on any Business Facility currently owned, operated, occupied, controlled or leased by the Company, WW or any Subsidiary or were present on any other Business Facility at the time it ceased to be owned, operated, occupied, controlled or leased by the Company, WW or any Subsidiary. Except as set forth in Schedule 2.18(b) of the Stockholder Disclosure Schedule, there are no underground storage tanks, asbestos which is friable or likely to become friable or PCBs present on any Business Facility currently owned, operated, occupied, controlled or leased by the Company, WW or any Subsidiary or as a consequence of the acts of the Company, WW or any Subsidiary or their respective agents.

     (c) Hazardous Materials Activities: Each of the Company, WW and each Subsidiary has conducted all Hazardous Material Activities relating to its business in compliance in all material respects with all applicable Environmental Laws. The Hazardous Materials Activities of the Company, WW and each Subsidiary prior to the Closing have not resulted in the exposure of any person to a Hazardous Material in a manner which has caused or could reasonably be expected to cause an adverse health effect to any such person.

     (d) Permits: Schedule 2.18(d) of the Stockholder Disclosure Schedule accurately describes all of the Environmental Permits currently held by the Company, WW or any Subsidiary and relating to the Business and the listed Environmental Permits are all of the Environmental Permits necessary for the continued conduct of any Hazardous Material Activity of the Company, WW or any Subsidiary relating to the Business as such activities are currently being conducted. All such Environmental Permits are valid and in full force and effect. The Company, WW or the Subsidiary, as applicable, has complied in all material respects with all covenants and conditions of any Environmental Permit which is or has been in force with respect to its Hazardous Materials Activities. No circumstances exist which could cause any Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee. All Environmental Permits and all other consent and clearances required by any Environmental Law or any agreement to which the Company, WW or any Subsidiary is bound as a condition to the performance and enforcement of this Agreement, have been obtained or will be obtained prior to the Closing at no cost to Parent.

     (e) Environmental Litigation: Except as set forth in Schedule 2.18(e) of the Stockholder Disclosure Schedule, no action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the best of the Stockholder's knowledge, threatened, concerning or relating to any Environmental Permit or any Hazardous Materials Activity of the Company, WW or any Subsidiary relating to the Business or any Business Facility.

     (f) Offsite Hazardous Material Disposal: Each of the Company, WW and each Subsidiary has transferred or released Hazardous Materials only to those Disposal Sites set forth in Schedule 2.18(f) of the Stockholder Disclosure Schedule; and no action, proceeding, liability or claim exists or is threatened against any Disposal Site or against the Company, WW or any Subsidiary with respect to any transfer or release of Hazardous Materials relating to the Business to a Disposal Site which could reasonably be expected to subject the Company, WW or any Subsidiary to liability.

     (g) Environmental Liabilities: The Stockholder is not aware of any fact or circumstance, which could result in any environmental liability which could reasonably be expected to harm the Business or financial status of the Company, WW or any Subsidiary.

     (h) Reports and Records: Each of the Company and WW, as applicable, has delivered to Parent or made available for inspection by Parent and its agents, representatives and employees all records in the Stockholder's, the Company's and WW's possession concerning the Hazardous Materials Activities of the Company, WW or any Subsidiary relating to the Business and all environmental audits and environmental assessments of any Business Facility conducted at the request of, or otherwise in the possession of the Stockholder, the Company and WW. Each of the Company, WW and each Subsidiary has complied with all environmental disclosure obligations imposed by applicable law with respect to this transaction.

     2.19 Brokers' and Finders' Fees; Third Party Expenses. Neither the Company, WW nor any Subsidiary has incurred, nor will any of them incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges or any other transaction expenses in connection with this Agreement, the Commercial Agreements or any transaction contemplated hereby and thereby.

     2.20 Employee Matters and Benefit Plans

     (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 2.20(a)(i) below (which definition shall apply only to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

     (i) "Affiliate" shall mean any other person or entity under common control with the Company or WW within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

     (ii) "Company Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including each "employee benefit plan", within the meaning of Section 3(3) of ERISA, which is or has been maintained, contributed to, or required to be contributed to, by the Stockholder or the Company or WW or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Stockholder or the Company or WW or any Affiliate has or is reasonably expected to have any material liability contingent or otherwise;

     (iii) "DOL" means the Department of Labor;

     (iv) "Employee" shall mean any current, former, or retired employee, officer, or director of the Company, WW or any Subsidiary;

     (v) "Employee Agreement" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between the Stockholder, the Company, WW or any Subsidiary and any Employee or consultant of the Company, WW or any Subsidiary;

     (vi) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

     (vii) "IRS" shall mean the Internal Revenue Service;

     (viii) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA; and

     (ix) "Pension Plan" shall refer to each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

     (b) Schedule. Schedule 2.20(b) of the Stockholder Disclosure Letter contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. Except as set forth in Schedule 2.20(b) of the Stockholder Disclosure Letter, none of the Stockholder, the Company, WW nor any Subsidiary has any plan or commitment, whether legally binding or not, to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

     (c) Documents. The Stockholder has made available to Parent (i) correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) the most recent IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and material correspondence to or from the IRS or DOL with respect to any Company Employee Plan; and (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company.

     (d) Employee Plan Compliance. (i) Each of the Company, WW and each Subsidiary has performed all material obligations required to be performed by it under each Company Employee Plan, is not in material default or violation of, and the Stockholder has no Knowledge of any material default or violation by any party to any Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or
Section 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the Knowledge of the Stockholder, the Company, WW or any Affiliates, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, WW, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (vi) there are no audits, inquiries or proceedings pending or, to the Knowledge of the Stockholder, the Company, WW or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) none of the Company, WW, the Stockholder nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or
Section 4975 through 4980 of the Code.

     (e) Pension Plans. Neither the Company, WW nor any Subsidiary has, nor has the Stockholder on behalf of the Company, WW or any Subsidiary, ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

     (f) Multiemployer Plans. At no time has the Stockholder (on behalf of the Company, WW or any Subsidiary), the Company, WW or any Subsidiary contributed to or been requested to contribute to any Multiemployer Plan.

     (g) No Post-Employment Obligations. No Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute.

     (h) COBRA. The Company and each Affiliate has, prior to the Effective Time, complied in all material respects with the health care continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     (i) Effect of Transaction.

     (i) Except as set forth on Schedule 2.20(i) of the Stockholder Disclosure Letter, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

     (ii) No payment or benefit which will or may be made by the Company, WW or any Subsidiary with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code.

     (j) Employment Matters. Each of the Company, WW and each Subsidiary: (i) is in material compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to the wages, salaries and other payments to Employees by virtue of their employment; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or to the Knowledge of the Stockholder, threatened claims or actions against the Company, WW or any Subsidiary under any worker's compensation policy or long-term disability policy.

     (k) Labor. No work stoppage or labor strike against the Company or any Subsidiary is pending or, to the Knowledge of the Stockholder or any Affiliate, threatened. None of the Stockholder, the Company, WW nor any Subsidiary is involved in or, to the Knowledge of the Stockholder, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company or WW. None of the Stockholder, Company, WW nor any Subsidiary has engaged in any unfair labor practices within the meaning of the National Labor

Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company, WW or any Subsidiary. Neither the Stockholder, the Company nor WW is presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Stockholder (with respect to the Company, WW or any Subsidiary), the Company, WW or any Subsidiary.

     (l) No Interference or Conflict. No director, stockholder, manager, officer, employee or consultant of the Company, WW or any of their respective Subsidiaries is obligated under any Contract or subject to any judgment, decree or order of any court or administrative agency, that would interfere with such person's efforts to promote the interests of the Company, WW or any of the Subsidiaries. To the Knowledge of the Stockholder, neither the execution nor delivery of this Agreement, nor the carrying on of the Business, as presently conducted, nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract under which any of such officers, directors, employees or consultants is now obligated.

     2.21 Compliance with Laws. Each of Company, WW and each Subsidiary has complied in all material respects with, is not in violation of, and has not received any written notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     2.22 Investment Representations

     (a) Stockholder is aware of Parent's business affairs and financial condition and has acquired sufficient information about Parent to reach an informed and knowledgeable decision to acquire the shares of Parent Common Stock constituting the Merger Consideration. Stockholder is receiving the shares of Parent Common Stock constituting the Merger Consideration for investment for its own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

     (b) Stockholder understands that the shares of Parent Common Stock constituting the Merger Consideration have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of its investment intent and other representations as expressed herein.

     (c) Stockholder further acknowledges and understands that the shares of Parent Common Stock constituting the Merger Consideration must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Stockholder understands that the certificate evidencing the shares of Parent Common Stock constituting the Merger Consideration will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or Parent receives an opinion of counsel, reasonably acceptable to it, to the effect that such registration is not required.

     (d) Stockholder, by reason of Stockholder's business or financial experience has the capacity to protect its own interests in connection with the receipt of the shares of Parent Common Stock constituting the Merger Consideration.

     (e) Stockholder is aware of the adoption of Rule 144 by the Securities and Exchange Commission (the "SEC"), promulgated under the Securities Act, which permits limited public resale of securities acquired in a non-public offering subject to the satisfaction of certain conditions set forth therein, including, among other things, a one-year holding period, the availability of certain public information about the issuer, the requirement that the sale be effected through a "broker's transaction" or in transactions directly with a "market maker" (as defined in Rule 144) and the number of shares being sold in any three-month period not exceeding specific limitations.

     (f) Stockholder further acknowledges that in the event all of the requirements of Rule 144 are not met, some other registration exemption will be required; and that although Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

     (g) Stockholder is an "accredited investor" as defined in Rule 501 of the Rules and Regulations promulgated under the Securities Act.

     2.23 Bank Accounts. Schedule 2.23 of the Stockholder Disclosure Letter contains a true and complete listing of all bank accounts or other depositary accounts maintained by the Company or WW and the authorized signatories thereto.

     2.24 No Other Agreements. Except as contemplated hereby, each of the Company and WW has no legal obligation, absolute or contingent, to any other person or entity to sell any material portion of the assets of the Company or WW, as applicable, to sell Company Capital Stock or WW Capital Stock, as applicable, to effect any merger, consolidation or reorganization of the Company or WW, or to enter into any agreement with respect thereto.

     2.25 Liberty Digital Stock. As of the date hereof, the Company owns an aggregate of 697,041 shares of common stock of Liberty Digital, Inc. ("Liberty Digital Stock"), and since August 14, 2000, the Company has disposed of only 116,174 shares of Liberty Digital Stock for aggregate proceeds of $2,700,000 (the "Liberty Digital Proceeds").

     2.26 Representations Complete. None of the representations or warranties made by the Stockholder (as modified by the Stockholder Disclosure Letter) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF PARENT, METAL MERGER SUB AND
                                 WW MERGER SUB

         As of the date hereof, Parent, Metal Merger Sub and WW Merger Sub represent and warrant to the Stockholder, subject to such exceptions as are specifically disclosed in the disclosure letter supplied by the Parent to the Stockholder (the "Parent Disclosure Letter") and dated as of the date hereof, as follows:

     3.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Metal Merger Sub and WW Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the State of New York, respectively. Each of Parent, Metal Merger Sub and WW Merger Sub has the corporate power to own its respective properties and to carry on its respective business as now being conducted. Each of Parent, Metal Merger Sub and WW Merger Sub is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified (either individually or collectively) would have a Material Adverse Effect on Parent. Each of the subsidiaries required to be listed in the periodic reports of Parent pursuant Item 601(b) of Regulation S-K of the Rules and Regulations promulgated under the Securities Act (the "Parent Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the corporate or other applicable power to owns its property and carry on its business as now being conducted. Each of the Parent Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction outside of the jurisdiction of formation in which the failure to be so qualified (either individually or collectively) would have a Material Adverse Effect on Parent.

     3.2 Authority. Parent, Metal Merger Sub and WW Merger Sub have all requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Parent, Metal Merger Sub and WW Merger Sub, subject only to the approval of the stockholders of Parent of the issuance of the Parent Common Stock in connection with the Mergers pursuant to the rules of the Nasdaq Stock Market. The respective Boards of Directors of Parent, Metal Merger Sub and WW Merger Sub have approved the Mergers, this Agreement and the Ancillary Agreements to which Parent, Metal Merger Sub or WW Merger Sub, as applicable, is a party. This Agreement and the Ancillary Agreements to which it is a party have been duly executed and delivered by each of Parent, Metal Merger Sub and WW Merger Sub and, assuming the due execution and deliver by the Company, WW, CMS and the Stockholder, constitute the valid and binding obligations of Parent, Metal Merger Sub and WW Merger Sub, enforceable in accordance with their respective terms. The execution and delivery of this Agreement and the Ancillary Agreements to which it is a party by Parent, Metal Merger Sub and WW Merger Sub does not, and as of the Effective Time, will not result in any Conflict with (i) any provision of the Certificate of Incorporation or Bylaws of Parent, Metal Merger Sub or WW Merger Sub; or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute law, ordinance, rule or regulation applicable to Parent, Metal Merger Sub or WW Merger Sub, as applicable, or their respective properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party (so as not to trigger any Conflict) is required by or with respect to the Parent, Metal Merger Sub or WW Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificates of Merger with the Secretaries of State for the State of Delaware and the State of New York, respectively, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws; (iii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under the HSR Act; (iv) approval of the stockholders of Parent of the issuance of the shares of Parent Common Stock in connection with the Mergers pursuant to the rules of the Nasdaq Stock Market; and (v) such other consents, waivers, authorizations, filings, approvals and registrations as would not have a Material Adverse Effect on Parent. Parent has approved the Mergers in its capacity as stockholder of Metal Merger Sub and WW Merger Sub.

     3.3 Capital Structure

     The authorized stock of Parent consists of 500,000,000 shares of Common Stock, $0.001 par value per share, of which 83,245,513 shares were issued and outstanding as of October 23, 2000, and 5,000,000 shares of Preferred Stock, $0.001 par value per share, one share of which was issued or outstanding. As of October 23, 2000, there were unvested options to purchase 11,826,574 shares of Parent Common Stock. The authorized capital stock of Metal Merger Sub consists of 1,000 shares of Common Stock, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. The authorized capital stock of WW Merger Sub consists of 1,000 shares of Common Stock, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Parent or any agreement to which Parent or any Parent Subsidiary is a party or by which it is bound, and have been issued in compliance with federal and state securities laws. There are no declared or accrued but unpaid dividends with respect to any shares of Parent Common Stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to Parent. Except as contemplated hereby, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of Parent.

     3.4 SEC Documents; Parent Financial Statements. Parent has furnished or made available to the Company true and complete copies of all reports or registration statements filed by it with the Securities and Exchange Commission (the "SEC") since August 7, 1999, all in the form so filed (all of the foregoing being collectively referred to as the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act") as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements; provided, however, Parent may have restated or may restate one or more of the Parent Financial Statements to reflect acquisitions entered into subsequent to the respective dates thereof. The SEC Documents contained an audited consolidated balance sheet of Parent as of December 31, 1999 (the "Parent Balance Sheet") and the related audited consolidated statements of income and cash flow for the year then ended (collectively, the "Parent Financials").

     3.5 No Undisclosed Liabilities. Parent does not have any Liabilities, except for those that, (i) have been reflected in the Parent Balance Sheet, or
(ii) have arisen in the ordinary course of the Parent's business since the date of the Parent Balance Sheet, or (iii) do not have a Material Adverse Effect on Parent.

     3.6 No Material Adverse Effect. Since the date of the Parent Balance Sheet and through the date hereof, there has not occurred any event or condition of any character that has had a Material Adverse Effect on Parent.

     3.7 Tax and Other Returns and Reports

     (a) Tax Returns and Audits.

     (i) Except as set forth on Schedule 3.7(a)(i) of the Parent Disclosure Letter, Parent has prepared and filed all material (as to Parent) required federal, state, local and foreign Returns, relating to any and all Taxes concerning or attributable to Parent or its operations and such Returns shall be true and correct in all material respects and have been completed in all material respects in accordance with applicable law. Notwithstanding the foregoing, no representation or warranty is hereby made regarding the amount or availability of the net operating losses of Parent.

     (ii) Parent, (A) has paid or accrued all material (as to Parent) Taxes that Parent is required to pay or accrue and (B) has reported and withheld with respect to employees of the Parent all material federal and state income taxes, FICA, FUTA, and other Taxes required to be reported and withheld.

     (iii) Parent has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Parent, nor has Parent executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. (iv) No audit or other examination of any Return of Parent is currently in progress, nor has Parent been notified of any request for such an audit or other examination.
(v) There are no Liens on the assets of Parent relating to or attributable to Taxes. (vi) Parent is not a party to a tax sharing or allocation agreement nor does Parent owe any amount under any such agreement.

     (b) No material adjustment relating to any Return filed by Parent has been proposed formally, or, to Parent's Knowledge, informally by any tax authority to Parent or any representative thereof.

     3.8 Agreements, Contracts, Commitments. Parent and each Parent Subsidiary is in compliance in all material respects with and has not, in any material respects, breached, violated or defaulted under or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment that is included in any Securities Act or Exchange Act filing a "Material Contract" pursuant to Item 601(b)(10) of Regulation K of the Rules and Regulations promulgated under the Securities Act. Except as set forth on Schedule 3.8 of the Parent Disclosure Letter, Parent has no agreement regarding the repurchase from any person of a number of shares of Parent Common Stock in excess of 200,000 shares.

     3.9 Interested Party Transactions. To Parent's Knowledge, no executive officer or director of Parent is a party to any transaction required to be disclosed under Item 404 of Regulation S-K of the Rules and Regulations promulgated under the Securities Act in the SEC Documents that has not been disclosed in the SEC Documents.

     3.10 Environmental Matters

     (a) Hazardous Material. Neither Parent nor any Parent Subsidiary has operated any underground storage tanks, and neither Parent has no Knowledge of the existence, at any time, of any underground storage tank (or related piping or pumps), at any property that Parent or any Parent Subsidiary has at any time owned, operated, occupied or leased. Neither Parent nor any Parent Subsidiary has released any amount of any Hazardous Materials. No Hazardous Materials are present as a result of the actions or omissions of Parent, or, to the Knowledge of Parent, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Parent or any Parent Subsidiary has at any time owned, operated, occupied or leased.

     (b) Hazardous Materials Activities. Neither Parent nor any Parent Subsidiary has engaged in Hazardous Materials Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

     (c) Permits. Parent and each Parent Subsidiary currently hold all Environmental Permits necessary for the conduct of the Hazardous Material Activities of Parent or any Parent Subsidiary and other businesses of Parent or any Parent Subsidiary as such activities and businesses are currently being conducted.

     (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Knowledge of Parent, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Parent or any Parent Subsidiary. Parent is not aware of any fact or circumstance which could involve Parent or any Parent Subsidiary in any environmental litigation or impose upon Parent or any Parent Subsidiary any environmental liability.

     3.11 Brokers' and Finders' Fees; Third Party Expenses. Except for fees payable to Morgan Stanley & Co. Incorporated, neither Parent nor any Parent Subsidiary has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Commercial Agreements or any transaction contemplated hereby or thereby.

     3.12 Representations Complete. None of the representations or warranties made by Parent, Metal Merger Sub or WW Merger Sub (as modified by the Parent Disclosure Letter) contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except for those matters set forth in Schedule
4.1 of the Stockholder Disclosure Letter, each of the Company and WW agrees and the Stockholder agrees to cause the Company and WW (except to the extent that Parent shall otherwise consent in writing) to carry on the Business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company, WW and the Subsidiaries when due, to pay or perform other obligations when due, and, to the extent consistent with the Business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses as of the Effective Time. Except as expressly contemplated by this Agreement, neither the Company, WW nor any Subsidiary will, nor will the Stockholder permit the Company, WW or any of the Subsidiaries to, without the prior written consent of Parent:

     (a) Enter into any commitment, activity or transaction that would have been an exception to the representations or warranties set forth in Section 2.7, had such commitment, activity or transaction occurred on or after March 31, 2000, June 30, 2000 or August 31, 2000, as the case may be, and prior to the date of this Agreement;

     (b) Transfer or license to the Stockholder or any of its subsidiaries (other than the Company, WW or any of the Subsidiaries) any rights to any Company Intellectual Property or any other asset (other than cash (except for the Liberty Digital Proceeds) and assets as of the date hereof of National Home Connection, MetroRent or Getko Canada) or enter into any agreement with respect to Company Intellectual Property or any other asset (other than assets relating to National Home Connection) with Stockholder or its subsidiaries (other than the Company, WW and the Subsidiaries);

     (c) Transfer to the Stockholder or any of its subsidiaries (other than the Company, WW or any of the Subsidiaries) any employee engaged in the Business;

     (d) Hire or terminate any employees other than for cause or encourage any employees to resign from the Company, WW or any Subsidiary;

     (e) Enter into or amend any agreement pursuant to which any party is granted marketing, distribution, development or similar rights of any type or scope which includes any provision granting any person a right of first refusal, right of first negotiation or exclusive, "most favored nation" or preferential placement or other preferential rights, except for agreements regarding sponsorship or the sale of advertising to third parties for placement on the Company's website with no payment or other obligations on the part of the Company or any Subsidiary outside the ordinary course of business and that are terminable within sixty (60) days without penalty;

     (f) Adversely amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the material terms of, any agreement set forth or described in the Stockholder Disclosure Letter;

     (g) Commence or settle any litigation involving claims or payments in excess of $100,000 or which seeks equitable relief; provided, however, that this restriction shall not apply to the commencement of (i) any litigation regarding accounts receivable in the ordinary course of business or other litigation relating to the ordinary course enforcement of contractual rights generally or
(ii) any litigation regarding a breach of this Agreement;

     (h) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, WW or any Subsidiary, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

     (i) Issue, sell, grant, contract to issue, grant or sell, or authorize the issuance, delivery, sale or purchase of any shares of Company Capital Stock or securities convertible into, or exercisable or exchangeable for, shares of Company Capital Stock, or any securities, warrants, options or rights to purchase any of the foregoing;

     (j) Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

     (k) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire or divest any assets which are material, individually or in the aggregate, to the Business;

     (l) Sell, lease, license or otherwise dispose of any of the assets or properties of Company, WW or any Subsidiary except in the ordinary course of business consistent with past practices or create any security interest in such assets or properties;

     (m) Grant any loan to any person or entity, incur any indebtedness or guarantee any indebtedness, issue or sell any debt securities, guarantee any debt securities of others, purchase any debt securities of others or amend the terms of any outstanding agreements related to borrowed money, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practices;

     (n) Grant any severance or termination pay (i) to any director or officer or (ii) to any employee or consultant, except payments made pursuant to standard written agreements outstanding as of the date hereof and disclosed on Schedule 4.1(n) of the Stockholder Disclosure Letter, or increase in the salary or other compensation payable or to become payable by Company or any of their respective Subsidiaries to any of their officers, directors, employees or advisors other than increases made in the ordinary course of business consistent with past practices and in no event in excess of ten percent (10%) of such individual's base salary, or declare, pay or make any commitment or obligation of any kind for the payment by the Company, WW or any of their respective Subsidiaries of a bonus or other additional salary or compensation to any such person other than bonuses or additional salary or compensation paid in the ordinary course of business consistent with past practices, or adopt or amend any employee benefit plan or enter into any employment contract;

     (o) Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

     (p) Other than the acceleration of not more than twenty-five percent (25%) of the shares underlying Company Options (or acceleration of such greater amount as disclosed in the Employment Agreements set forth on Schedule 4.1(p)) outstanding as of the date hereof in connection with the transactions contemplated by this Agreement, take any action to accelerate the vesting schedule of any of the outstanding Company Options, Company Capital Stock or WW Capital Stock;

     (q) Pay, discharge or satisfy, in an amount in excess of $100,000 (in any one case) or $250,000 (in the aggregate) any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities;

     (r) Make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement or settle any claim or assessment in respect of Taxes;

     (s) Enter into any agreement of the type described in Section 2.12 hereof except, with respect to 2.12(a)(xvii), for agreements regarding sponsorship or the sale of advertising to third parties for placement on the Company's website with no payment or other obligations on the part of the Company or any Subsidiary outside the ordinary course of business and that are terminable within sixty (60) days without penalty and, with respect to 2.12(a)(xix), for agreements that are cancelable without penalty within thirty (30) days and for which, if such agreement is in effect after the Closing, (i) Stockholder shall be the sole obligor under such agreement after the Closing and (ii) Parent has no liability after the Closing under the agreement, by operation of law or otherwise;

     (t) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

     (u) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

     (v) Except as contemplated by this Agreement, alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company, WW or any Subsidiary directly or indirectly holds any interest on the date hereof; or

     (w) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (v) above, or any other action that would prevent the Company, WW or the Subsidiaries from performing or cause the Company, WW or the Subsidiaries not to perform its covenants hereunder.

     Notwithstanding the foregoing, Stockholder will cause the transfer prior to the Closing, and shall be permitted without receiving the prior written consent of Parent to transfer, out of the Company the business of National Home Connections, LLC, Getko Canada and MetroRent and the employees set forth on
Schedule 4.1(x), such that neither the Company, WW nor any Subsidiary has any Liabilities with respect to such business or employees following the Closing.

     4.2 No Solicitation. Until the earlier of the Effective Time or the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, the Stockholder will not permit (nor will it permit any of the respective officers, directors, employees, stockholders, agents, representatives or affiliates of) the Company, WW or any of the Subsidiaries to directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of the Company or WW, any of its subsidiaries or the Business (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company, WW, any of the Subsidiaries or the Business, (b) provide information with respect to it to any person, other than Parent, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company, WW, any of the Subsidiaries or the Business (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company, WW, any of the Subsidiaries or the Business, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company, WW, any of the Subsidiaries or the Business (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company, WW, any of the Subsidiaries or the Business, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company, WW, any of the Subsidiaries or the Business (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company, WW, any of the Subsidiaries or the Business by any person, other than by Parent. The Stockholder shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if the Company, WW or the Stockholder receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Stockholder shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. Except as contemplated by this Agreement, disclosure by the Company, WW or Stockholder of the terms hereof (other than the prohibition of this Section 4.2) shall be deemed to be a violation of this Section 4.2. The parties hereto agree that irreparable damage would occur in the event that the provisions of this
Section 4.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Parent shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section 4.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity.

     4.3 Conduct of Business of Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, Parent agrees it shall not, without the prior written consent of the Stockholder, enter into any transaction which would (i) require the approval of the stockholders of Parent under the rules of the Nasdaq Stock Market, or Delaware Law, or its Certificate of Incorporation, or (ii) both (A) require a pre-merger notification filing to be made under the HSR Act (without respect to whether the "size of the person" test pertaining to the entity to be acquired is met) and (B) be reasonably likely to materially delay or impede approval of the Mergers under the HSR Act. If Parent intends to enter into any transaction which would require a pre-merger notification filing to be made under the HSR Act (without respect to whether the "size of the person" test pertaining to the entity to be acquired is met), then it shall, prior entering into such transaction, consult with the Stockholder to discuss the reasonable likely effects of such transaction on approval of the Mergers under the HSR Act. Parent shall instruct and provide training to its sales force and the sales force of Spring Street and Parent not to use the existence of the proposed Mergers as a means of persuading potential customers and advertisers of RentNet or the Company not to sign up with RentNet or the Company but to sign up with Spring Street or Parent instead.


                                    ARTICLE V

                             ADDITIONAL AGREEMENTS -

     5.1 Stockholder Approval; Proxy Statement; Delivery of Financials


     (a) As promptly as practicable after the execution of this Agreement, Parent will prepare and file, with the cooperation of the Company, WW and the Stockholder, a proxy statement (the "Proxy Statement") relating to approval of the issuance of the shares of Parent Common Stock in connection with the Mergers pursuant to the rules and regulations of the Nasdaq Stock Market and the SEC. The Company, WW and Stockholder shall provide promptly to Parent such information concerning their respective business and financial statements and affairs, as, in the reasonably judgment of Parent or its counsel, may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with Parent's counsel and auditors in the preparation of the Proxy Statement, including, without limitation, that each of the Company and WW agrees, and the Stockholder agrees to cause the Company and WW, to deliver an audited combined consolidated balance sheet of the Company (together with WW and the WW Subsidiaries as though WW and the WW Subsidiaries were subsidiaries of the Company) as of September 30, 2000 and the related audited combined consolidated statements of operations and cash flows for the nine-month period ended September 30, 2000 as soon as practicable after the date of this Agreement and in no event later than November 15, 2000. Without limiting the generality of the foregoing, in particular, the Stockholder, the Company and WW will cause its management and its independent auditors to facilitate on a timely basis (and no later than fifteen (15) business days after the date of this Agreement) (i) the preparation and delivery to Parent for inclusion in the Proxy Statement of financial statements (including pro forma financial statements if required) as required by Parent to comply with applicable rules and regulations of the SEC,
(ii) the review of any Company or WW audit or review work papers for up to the past three (3) complete fiscal years, including the examination of selected interim financial statements and data and (iii) the delivery of such consents and representations from the Stockholder's, the Company's and WW's independent accountants as may be required by applicable laws or the rules or regulations promulgated thereunder.

     Parent shall use commercially reasonable efforts to respond after consultation with the other parties hereto to any comments of the SEC as promptly as promptly practicable after such filing. Parent shall give the Stockholder and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give the Stockholder and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all written responses to requests for additional information and written replies to comments prior to their being filed with, or sent to, the SEC. Parent will cause the Proxy Statement to be mailed to all stockholders of Parent, at the earliest practicable time after the expiration of the period of time prescribed by Rule 14a-6(a) of the Exchange Act or if comments are received by the SEC prior to the expiration of such period of time, upon receipt of written notice from the SEC advising Parent of the SEC's permission to file the Proxy Statement in definitive form. As promptly as practicable after the date of this Agreement, Parent, the Company, WW and Stockholder will prepare and file any other filings required under the Securities Act, Exchange Act or any other federal, foreign, or state "Blue Sky" laws relating to the Mergers and the transactions contemplated by this Agreement (the "Other Filings"). The Proxy Statement will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs that is required to be set forth in amendment or supplement to the Proxy Statement or any Other Filing, as the case may be, Parent, the Company, WW or Stockholder, as the case may be, will promptly inform the others of such occurrence and cooperate in filing with the SEC or its staff or any other government officers, and/or mailing to the stockholders of Parent, such amendment or supplement as promptly as practicable. The Proxy Statement shall include the recommendation of the Board of Directors of Parent in favor of the issuance of shares of Parent Common Stock in connection with the Mergers; provided, however, that such recommendation may be withdrawn or amended in the event (i) of termination of this Agreement pursuant to Section 8.1 or (ii) that the Stockholder, the Company or WW has engaged in fraudulent behavior with respect to this Agreement, the Mergers or the transactions contemplated hereby.

          (b) At the earliest practicable date after the expiration of the period of time prescribed by Rule 14a-6(a) of the Exchange Act or if comments are received by Parent from the SEC prior to the expiration of such period of time, upon receipt of written notice from the SEC advising Parent of the SEC's permission to file the Proxy Statement in definitive form, Parent will use its good faith reasonable efforts to take all action necessary in accordance with Delaware Law, the Certificate of Incorporation and Bylaws of Parent, and the rules and regulations of the Nasdaq Stock Market to duly call, give notice of and convene and hold a special meeting of stockholders for purposes of voting on a proposal to approve the issuance of the shares of Parent Common Stock in connection with the Mergers. Parent will, subject to federal and state securities laws and the rules and regulations promulgated thereunder, solicit from its stockholders proxies in favor of the issuance of the shares of Parent Common Stock in connection with the Mergers.

     5.2 Nasdaq Listing. Parent shall use commercially reasonable efforts to ensure that at the Effective Time, the shares of Parent Common Stock to be delivered to the Stockholder pursuant to this Agreement shall have been accepted for quotation on the Nasdaq National Market.

     5.3 Restrictions on Transfer. Except for certificates representing those shares of Parent Common Stock which are subject to an effective registration statement on Form S-3 filed by Parent pursuant to Section 5.12, all certificates representing Parent Common Stock deliverable to the Stockholder or any of its Subsidiaries pursuant to this Agreement in connection with the Mergers and any certificates subsequently issued with respect thereto or in substitution therefor (including any shares issued or issuable in respect of any such shares upon any stock split stock dividend, recapitalization, or similar event) shall bear the following legends:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND VOTING CONTAINED IN STOCKHOLDER AGREEMENT WHICH MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST OF THE HOLDER OR RECORD OF THIS SECURITY TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL OFFICES OF THE CORPORATION.

     If, and to the extent shares of Parent Common Stock held by the Stockholder are no longer subject to the restrictions described in the legends set forth above, upon the request of the Stockholder, Parent shall cause its transfer agent to remove the appropriate legend set forth above from the certificates evidencing the shares of Parent Common Stock or issue to the Stockholder new certificates therefor free of such legend.

     Such certificate shall also bear any legend required by any federal, state, local or foreign law governing such securities.

     5.4 Access to Information. The Company and WW shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all properties, books, contracts, commitments, records and auditors of the Company, WW and the Subsidiaries, and
(b) all other information concerning the Business and the properties and personnel of the Company, WW and the Subsidiaries (subject to restrictions imposed by applicable law) as Parent may reasonably request; provided that any photocopying or similar costs of such access shall be incurred at Parent's expense and that such access will conducted at a reasonable time, under the supervision of the Stockholder's, the Company's or WW's personnel and in such a manner as to maintain the confidentiality of this Agreement and the transactions contemplated hereby and not to interfere unreasonably with the normal operation of the business of the Company or WW. Parent shall afford Stockholder, the Company and WW, and their respective accountants, counsel and other representatives, access during normal business hours during the period prior to the Effective Time to the senior executive management team of Parent to the same extent as such access was provided prior to the date of this Agreement; provided that any photocopying or similar costs of such access shall be incurred at Stockholder's expense and that such access will conducted at a reasonable time, under the supervision of Parent's personnel and in such a manner as to maintain the confidentiality of this Agreement and the transactions contemplated hereby and not to interfere unreasonably with the normal operation of the business of Parent. Parent and the Stockholder acknowledge and agree that all information received from or on behalf of the Parent, Company, WW or any Subsidiary in connection with the transactions contemplated hereby prior to the Closing shall be deemed to be received pursuant to the Confidentiality Agreement dated as of May 19, 2000 and Parent, Metal Merger Sub, WW Merger Sub, the Stockholder, the Company and WW shall, and shall cause their respective affiliates and representatives, to comply with the provisions of such Confidentiality Agreement with respect to such information. No information or knowledge obtained in any investigation pursuant to this Section 5.4 shall affect or be deemed to modify any representation or warranty contained herein.

     5.5 Expenses. Except as set forth in Section 5.13 hereof, whether or not the Mergers are consummated, all fees and expenses incurred in connection with the Mergers including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, however, all Third Party Expenses incurred by the Company, WW or any Subsidiary in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby shall be the sole obligation of the Stockholder.

     5.6 Public Disclosure. Parent and the Stockholder shall consult with and provide each other the reasonable opportunity to review and comment upon any public disclosure prior to the public disclosure relating to this Agreement or the transactions contemplated hereby, provided, that neither Parent nor the Stockholder shall issue any such public disclosure prior to such consultation and mutual agreement by the other party except as may be otherwise required by law (including federal and state securities laws) or, as to Parent, by the rules and regulations of the National Association of Securities Dealers, Inc. or the Nasdaq Marketplace Rules. Parent and Stockholder further agree that for the first twelve (12) months the key messaging to the public will be that of the initial public disclosures made by and agreed to by the parties.

     5.7 Consents. The Stockholder shall use all commercially reasonable efforts and shall cause the Company and WW to use all commercially reasonable efforts to obtain the consents, waivers and approvals and to give the notices under any of the Contracts as may be required in connection with the Mergers (all of such consents, waivers and approvals are set forth in Stockholder Disclosure Letter) so as to preserve all rights of and benefits to the Company, WW and Parent thereunder.

     5.8 FIRPTA Compliance. On or prior to the Closing Date, the Stockholder shall deliver to Parent an affidavit in a form reasonably satisfactory to Parent stating under penalties of perjury Stockholder's taxpayer identification number and that Stockholder is not a foreign person within the meaning of Section 1445 of the Code.

     5.9 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable good faith efforts (subject to, and in accordance with, applicable law) to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement, subject to the limitations on divestiture set forth in Section 5.13 hereof.

     5.10 Notification of Certain Matters. The Stockholder shall give prompt notice to Parent, and Parent shall give prompt notice to the Stockholder, of (i) the occurrence or non-occurrence of any event of which such party has Knowledge, the occurrence or non-occurrence of which causes any representation or warranty of the Company, WW and the Stockholder, on the one hand, and Parent, on the other hand, contained in this Agreement to be untrue or inaccurate such that the conditions set forth in Section 6.3(a) hereof or Section 6.2(a) hereof, as the case may be, would not be satisfied, and (ii) any failure of the Company, WW and the Stockholder, on the one hand, or Parent, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     5.11 S-8 Registration. At the Closing Date, if possible, and subject to obtaining any necessary consents or approvals, which consents and approvals Parent will use commercially reasonable efforts to obtain, Parent agrees to file, if available for use by Parent, with the SEC a registration statement on Form S-8 registering a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock issuable upon the exercise of all Company Options assumed by Parent pursuant to Section 1.6(b) hereof.

    5.12 S-3 Registration Statement. As promptly as practicable after the Closing, but in any event not later than the later of (i) May 31, 2001 or (ii) ninety (90) days following the Closing, Parent agrees to prepare and file with the SEC a registration statement on Form S-3, or any successor form, registering for distribution to holders of Tracking Stock (other than in respect of the Stockholder's notional interest therein) and holders of options to acquire Tracking Stock (other than Continuing Employee Options) (such holders collectively, the "Distributees") such number of shares of Parent Common Stock equal to the product obtained by multiplying (x) the Option Exchange Ratio times
(y) the number of Fully Converted Shares held by such holders and issuable upon exercise of such options, provided that in no event shall such number of shares of Parent Common Stock so registered exceed 5,316,930 (the "Distributable Shares").

     5.13 HSR Act. Each party agrees to provide the other party with copies of any documentation or written materials provided to or by governmental authorities with respect to the HSR approval process. Notwithstanding anything to the contrary in this Agreement, Parent shall not be required to agree to any divestiture by Parent, the Company or WW or any of their respective subsidiaries or affiliates (i) of shares of capital stock, (ii) of any of their respective businesses, assets or properties or (iii) the imposition of any material limitation on the ability of any of them to conduct their respective businesses (including the Business) or to own or exercise control of such assets, properties and stock. All expenses incurred by the Company, WW, Parent and the Stockholder (including expenses of counsel) in connection with obtaining termination of the waiting period under the HSR Act shall be borne solely by the party incurring such expense.

     5.14 Transfer of Assets.

     (a) Subject to the provisions of the last paragraph of Section 4.1 of this Agreement, prior to the Closing, the Stockholder shall transfer, assign or license (on a worldwide, perpetual, royalty-free and non-exclusive basis to conduct the Business) to the Company and WW, as applicable, all tangible, intangible, real and personal property assets used in the Business, including all Intellectual Property, owned by or licensed to Stockholder or any of its subsidiaries that are used in the conduct of the Business, including any assets which are necessary to the continued realization of any revenues of the Business as conducted; provided, however, that to the extent that the transfer, assignment or license of any such assets is provided for in any of the Commercial Agreements, then the terms of such Commercial Agreement shall govern such transfer, assignment or license.

     (b) Following the Closing, the Stockholder shall assist Parent, the Company and WW with perfecting the Company's and WW's title in any such assets. Such assistance shall include the following: (i) executing all documents prepared by the Company, WW or Parent necessary to perfect the Company's or WW's title in any such assets; (ii) making available to Parent, the Company, WW or their counsel, inventors and other persons employed by Stockholder for interviews and/or testimony to assist in good faith in further prosecution, maintenance or litigation of any registrations or applications involving any such assets, including Registered Intellectual Property; (iii) forwarding copies of all correspondence sent and received concerning such assets within a reasonable time after receipt by Stockholder; and (iv) making all relevant documents in the possession or control of Stockholder and relating to such assets, available to Parent or its counsel.

     5.15 Trade Secret License. Without limiting anything set forth herein, including Company's and WW's ownership of its trade secrets, effective as of the Closing, the Stockholder hereby grants to Parent, and to the Company and WW after the Closing, a non-exclusive license to use all trade secrets and know-how owned by the Stockholder used in the conduct of the Business. Subject to the terms of this Agreement and the Commercial Agreements and the Ancillary Agreements, Parent, the Stockholder, the Company and WW shall treat such trade secrets in the same manner that they treat comparable other trade secrets owned by each of them.

     5.16 Equitable Remedy. The Stockholder agrees that it would be impossible or inadequate to measure and calculate Parent's damages from any breach of the covenants set forth in Sections 5.14 and 5.15. Accordingly, the Stockholder agrees that if it breaches any provision of Sections 5.14 or 5.15, Parent will have available, in addition to any right or remedy otherwise available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. The Stockholder further agrees that no bond or other security shall be required in obtaining such equitable relief, nor will proof of actual damages be required for such equitable relief. The Stockholder hereby expressly consents to the issuance of such injunctive relief, whether in the form of a temporary restraining order or otherwise, and to the ordering of such specific performance.

     5.17 Stockholder Employee Plans.

     (a) Liabilities Under Plans. From and after the Effective Time, except as otherwise specifically set forth in this Agreement, the Stockholder shall (a) sponsor and (b) assume or retain, as the case may be, and be solely responsible for all Benefits Liabilities (as defined herein) arising under, resulting from or relating to the Company Employee Plans of the Stockholder or any of its subsidiaries, whether incurred before, on or after the Effective Time; provided, however, that the Stockholder shall be under no obligation (except with respect to any obligation specifically described in this Agreement or one of the Company Employee Plans) to permit Continuing Employees to continue to participate in the Company Employee Plans of Stockholder after the Effective Time. "Benefits Liabilities" shall mean with respect to any Company Employee Plan of Stockholder, the Company or WW (if applicable) any and all claims, debts, liabilities, commitment and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever or however arising, including all costs and expenses relating thereto (except with respect to any obligations of Parent specifically described in this Agreement), and including those debts, liabilities and obligations arising under law, rule, regulation, permits, action or proceeding before any court or regulatory agency or administrative agency, order or consent decree or any award of any arbitrator of any kind, and those arising under contract, commitment or undertaking; provided, however, that "Benefits Liabilities" shall exclude any such liabilities arising under the plans listed on Schedule 5.17(a).

     (b) COBRA. The Stockholder assumes any and all Benefits Liabilities relating to, arising out of, or resulting from noncompliance with or violation of COBRA to the extent incurred prior to the Closing.

     5.18 Stay Bonuses. In the event that the Closing has occurred prior to June 1, 2001, Parent shall pay within ninety (90) days after the Closing bonuses to the employees of the Company and WW in the amounts set forth on Schedule 5.18, provided that such bonuses shall be paid to only those employees who remain employees of the Company or WW, as applicable, on the date of such bonus payments; provided, further, that Parent shall notify Stockholder at least six
(6) business days prior to the date of such bonus payments and Stockholder shall pay to Parent in cash any aggregate amount of such bonuses in excess of $4,000,000, such payment being due to Parent no fewer than three (3) business days prior to the date of such bonus payments. In the event that the Closing has not occurred prior to the June 1, 2001 (the "Bonus Payment Date"), Stockholder shall pay on the Bonus Payment Date bonuses to the employees of the Company and WW in the amounts set forth on Schedule 5.18, provided that such bonuses shall be paid to only those employees who remain employees of the Company or WW, as applicable, on the Bonus Payment Date; provided, further, that Stockholder shall notify Parent at least six (6) business days prior to the Bonus Payment Date and Parent shall pay Stockholder all of such bonuses if the bonuses aggregate to less than $4,000,000, but only a portion of such bonuses up to a maximum of $4,000,000 if the bonuses aggregate to more than $4,000,000, such payment being due to Stockholder no later than May 31, 2001; provided, that Parent shall not be obligated in any manner under this Section 5.18 if this Agreement is terminated by Parent pursuant to Section 8.1(d) or 8.1(f) hereof.

     5.19 Additional Option Grants. Immediately prior to and subject to the consummation of the Closing, the Company shall, and the Stockholder shall cause the Company to, adopt the 2000 Option Plan in form and substance as directed by Parent (which form and substance shall be substantially similar to Parent's option plan) and shall reserve under such 2000 Option Plan the Additional Options. The Additional Options shall not be subject to accelerated vesting upon the Mergers, and the Company shall not, and the Stockholder shall cause the Company not to, issue any Additional Options without Parent's prior written consent.

     5.20 Cancellation of Intercompany Obligations and Liberty Digital Proceeds. Prior to the Closing, the Stockholder, the Company and WW shall take all necessary actions so that (i) all liabilities (contingent or other) and all ongoing obligations (other than pursuant to the Ancillary Agreements) of (x) the Company, WW or any Subsidiary to the Stockholder or any of its subsidiaries and
(y) the Stockholder or any of its subsidiaries to the Company, WW or any Subsidiary (but in the case of clause (y), only to the extent that the Company, WW or any Subsidiary does not have a corresponding liability or obligation to any third party), in each case are cancelled as of the Closing and (ii) an amount equal to the Liberty Digital Proceeds is paid in cash by Stockholder to the Company.

     5.21 Tax Matters.

     (a) None of the Stockholder, the Company, WW, Parent, Metal Merger Sub, WW Merger Sub or their respective affiliates shall take any action that would reasonably be expected to cause the Metal Merger or the WW Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. In addition, none of Parent, Metal Merger Sub or WW Merger Sub, or following the Effective Time, the Company or WW, shall breach any of the covenants included in the respective certificates delivered pursuant to Section 5.21(b) hereof to the extent that such breach causes the Metal Merger or the WW Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code (b) Officers of the Stockholder, on the one hand, and, Parent, Metal Merger Sub, WW Merger Sub, on the other hand, shall execute and deliver to Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden") certificates substantially in the form attached hereto as Exhibits F-1(a) and (b) and F-2(a) and (b), respectively, contemporaneously with the execution of this Agreement and at the Closing, respectively, in connection with the delivery by Skadden of its opinion pursuant to Section 6.2(f).

     5.22 Liberty Digital Stock. After the date hereof, the Company shall not, and the Stockholder shall cause the Company not to, sell, transfer or otherwise dispose of any Liberty Digital Stock. Prior to the Closing, Stockholder shall transfer an amount equal to the Liberty Digital Proceeds in cash to the Company, and such amount shall be held in the Company's accounts as of the Effective Time.

     5.23 Purchase of New GBR Collating Machine. Prior to the Closing, Stockholder shall order and pay for in WW's name (or, if full payment is not due until after Closing, then Stockholder shall transfer sufficient cash to make full payment to WW as of the Closing) one (1) new GBR custom-built collating machine according to the description set forth in Schedule 5.23, with such additional satisfactory specifications as are set forth in the purchase order for such machine, and, if delivered before Closing, shall take all necessary efforts to install and enable such collating machine in the WW facility located at 115 S. Service Road, Westbury, New York, including without limitation paying for (or reimbursing Parent if delivered after Closing) all associated labor costs and any capital improvements required to such facility in order to accommodate the ordinary use of such collating machine upon delivery.

     5.24 Employees. Parent agrees not to reduce the base salary of any Continuing Employee during the period beginning immediately after the Effective Time and ending on the six-month anniversary of the Effective Time; provided that Parent shall not be restricted from terminating the employment of any Continuing Employee.

     5.25 Termination of Broker Licenses. Prior to the Closing, (i) the Company shall, and Stockholder shall cause the Company and WW to, terminate all mortgage broker licenses and related surety bonds held by the Company or any Subsidiary; provided that Parent shall reimburse Stockholder for its documented out-of-pocket expenses in connection with such terminations up to a maximum of $25,000, and (ii) neither the Company nor any Subsidiary will perform any functions that would require it to be licensed as a mortgage broker in any jurisdiction. From and after the

Effective Time, neither the Company, WW or Parent will have any liability related to mortgage broker operations conducted by the Company, WW or any Subsidiary prior to the Closing ("Broker Liabilities"), and Stockholder agrees to indemnify Parent for any such Broker Liabilities.

     5.26 Qualifications to Do Business. Until the Effective Time, the Company and WW, as applicable, shall, and the Stockholder shall cause the Company and WW to, cause the Company, WW and the Subsidiaries to be qualified to do business in all jurisdictions where such entities are required to be so qualified.

     5.27 Bifurcated Contracts. From and after the Effective Time, Parent and the Company, on the one hand, and Stockholder, on the other hand, shall cooperate to perform, or, in the case of Stockholder to cause its subsidiaries to cooperate with Parent and the Company to perform, the obligations of the Company or the subsidiaries of Parent, as the case may be, with respect to contracts numbers 52, 113, 138, 173, 199 and 217 on Exhibit 2.12(a) of the Stockholder Disclosure Letter (the "Bifurcated Contracts"). Parent shall collect all funds under the Bifurcated Contracts and shall cause a portion of the net proceeds derived from the Bifurcated Contracts which corresponds to the relative proportion and value of the services to be performed by the Stockholder and its subsidiaries under the Bifurcated Contracts to be remitted to Stockholder as soon as reasonably practicable after receipt of the funds representing such revenues by the Company or Parent. Neither Parent nor the Company nor any of their affiliates shall enter into any amendments, renewals, extensions, or in any way extend the Bifurcated Contracts in a manner that would extend the obligations of Stockholder and its subsidiaries under the Bifurcated Contracts past their respective current terms.

     5.28 Transfer of Ownership in Move. com U.K. Prior to the Closing, Stockholder shall cause all shares of Move.com U.K. not owned by the Company to be transferred to the Company (without payment or additional consideration on the part of Parent, the Company, WW or any Subsidiary other than the entering into of this Agreement and the transactions contemplated hereby) such that, as of the Effective Time, the Company is the sole and exclusive owner of all shares or interest in Move.com U.K. and there are no options or other preemptive rights to purchase any shares or interests of Move.com U.K. outstanding; provided, however, that so long as all agreements effecting such transfer are executed by all parties thereto and delivered to Parent at the Closing and the only remaining action required to be taken to effect such transfer is the filing by the Company of such executed agreements with the relevant Governmental Entity, this covenant shall be deemed satisfied as of the Closing. Parent agrees that, after the Effective Time, it will transfer one percent (1%) of the outstanding shares of Move.com U.K. to a trust or similar entity established and controlled by Parent in its discretion, the beneficiaries of which trust or similar entity shall be those estate agents of the HomeSale Network in the United Kingdom, from time to time, who have uploaded all of their respective real estate listings to www.move.com.uk.

                                   ARTICLE VI

                           CONDITIONS TO THE MERGER -

     6.1 Conditions to Obligations of Each Party to Effect the Mergers. The respective obligations of each party to this Agreement to effect the Mergers shall be subject to the satisfaction at or prior to the Closing of the following conditions:

     (a) Stockholder Approval. The stockholders of Parent shall have approved the issuance of Parent Common Stock in connection with the Mergers in accordance with the rules and regulations of the Nasdaq Stock Market.

     (b) No Injunctions or Restraints; Illegality; HSR Act. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of either of the Mergers shall be in effect. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the Mergers in connection with the transactions contemplated hereby shall have been obtained.

     6.2 Additional Conditions to Obligations of the Stockholder. The obligations of the Stockholder to consummate the Mergers and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Stockholder:

     (a) Representations and Warranties. The representations and warranties of Parent, Metal Merger Sub and WW Merger Sub contained in this Agreement shall have been true and correct in all material respects on and as of the date hereof, except for those representations and warranties which address matters only as of a particular date (which shall be true and correct in all material respects as of such date), and notwithstanding the failure of the representations and warranties set forth in Sections 3.4, 3.5, 3.7, 3.10 and
3.12 of this Agreement to be true and correct in all material respects, this condition shall be deemed satisfied unless the failure of such representations and warranties to be true and correct in all material respects constitutes a Material Adverse Effect on Parent, as defined in Section 10.2 hereof). The Stockholder shall have received a certificate to such effect signed by an officer of Parent, on behalf of Parent.

     (b) Agreements and Covenants. Parent, Metal Merger Sub and WW Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Stockholder shall have received a certificate to such effect signed by an officer of Parent on behalf of Parent.

     (c) Material Adverse Effect. Since the date hereof and until the expiration or termination of any applicable waiting periods under the HSR Act for the transactions contemplated hereby, there has not been any Material Adverse Effect (as defined in Section 10.2 hereof) on Parent.

     (d) Stockholder Agreement. Parent shall have executed and delivered the Stockholder Agreement in the form attached hereto as Exhibit B.

     (e) Registration Rights Agreement. Parent shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit C.

     (f) Tax Opinion of Skadden. The Stockholder shall have received the opinion of Skadden, in form and substance reasonably satisfactory to it, dated as of the Closing Date, on the basis of the facts, representations and assumptions set forth in such opinion and certificates obtained from officers of Parent, Metal Merger Sub or WW Merger Sub, as applicable, and the Stockholder, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that, for U.S. federal income tax purposes, the Metal Merger and the WW Merger, in each case, will qualify as a reorganization within the meaning of
Section 368(a) of the Code; provided, however, under all circumstances it is agreed that the condition set forth in this Section 6.2(g) shall be deemed to be satisfied even if such tax opinion of Skadden shall not have been delivered unless the sole reason that such opinion has not been delivered is because of a Change in Law (as defined below) that precludes the delivery of such an opinion. In rendering the opinion described above, Skadden shall rely upon the certificates and representations referred to in Section 6.2(h) hereof. For purposes of this Section 6.2(h), "Change in Law" shall mean a change after the execution of this Agreement in a statute, regulation, judicial authority, administrative interpretation or other authority that would prevent Skadden from issuing the opinion set forth in this Section 6.2(g).

     (g) Tax Certificates. Officers of Parent, Metal Merger Sub and WW Merger Sub shall have executed and delivered to Skadden certificates substantially in the forms attached hereto as Exhibit F-2(a) and (b) contemporaneously with the execution of this Agreement and at the Effective Time.

     (h) Commercial Agreements. Parent shall have executed and delivered each of the Commercial Agreements in the forms attached hereto as Exhibits A-1 through A-10, each of which agreements shall be in full force and effect.

     6.3 Additional Conditions to the Obligations of Parent, Metal Merger Sub and WW Merger Sub. The obligations of Parent, Metal Merger Sub and WW Merger Sub to consummate the Mergers and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

     (a) Representations and Warranties. The representations and warranties of the Company, WW and the Stockholder contained in this Agreement shall have been true and correct in all material respects on and as of the date hereof, except for those representations and warranties which address matters only as of a particular date (which shall be true and correct in all material respects as of such date), and notwithstanding the failure of the representations and warranties set forth in Sections 2.6, 2.10(a), (b), (c), 2.14, 2.16, 2.18, 2.21 and 2.25 of this Agreement to be true and correct in all material respects, this condition shall be deemed satisfied unless the failure of such representations and warranties to be true and correct in all material respects constitutes a Business Adverse Effect, as defined in
Section 10.2 hereof. Parent, Metal Merger Sub and WW Merger Sub shall have received a certificate to such effect signed by the chief executive officer and chief financial officer of the Stockholder.

     (b) Agreements and Covenants. The Company, WW and the Stockholder shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Effective Time, and Parent, Metal Merger Sub and WW Merger Sub shall have received a certificate to such effect signed by the chief executive officer and chief financial officer of the Company, WW and the Stockholder, on behalf of the Company, WW and the Stockholder, respectively.

     (c) Material Adverse Effect. Since June 30, 2000 and until the expiration or termination of any applicable waiting periods under the HSR Act for the transactions contemplated hereby, there shall not have been any Material Adverse Effect (as defined in Section 10.2 hereof) on the Company, WW or any of their respective Subsidiaries or the Business (taken as a whole).

     (d) Stockholder Agreement. The Stockholder shall have executed and delivered the Stockholder Agreement in the form attached hereto as Exhibit B, which agreement shall be in full force and effect.

     (e) Commercial Agreements. All parties to the Commercial Agreements other than Parent shall have executed and delivered to Parent each of the Commercial Agreements in the forms attached hereto as Exhibits A-1 through A-10, each of which agreements shall be in full force and effect.

                                  ARTICLE VII

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION -

     7.1 Survival of Representations and Warranties. Except as otherwise provided in Section 9.6(c) of this Agreement, all of the representations and warranties of the Stockholder and Parent, in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement (each as modified by the Stockholder Disclosure Letter or the Parent Disclosure Letter, as the case may be) shall survive the Mergers and continue until 5:00 p.m., Pacific Time, on the date which is twelve (12) months following the Closing Date; provided, however, that the representations and warranties of the Stockholder contained in Sections 2.2 and 2.18 hereof shall survive indefinitely (subject to any applicable statute of limitations); provided, further, that the representations and warranties of the Stockholder contained in Section 2.11(d) and the second and third sentences of Section 2.10(d) hereof shall survive until 5:00 p.m., Pacific Time, on the date which is thirty-six (36) months following the Closing Date (the end date of such survival, as applicable, (or an indefinite period in the case of Sections 2.2 and 2.18) is hereinafter referred to as the "Expiration Date").

     7.2 Indemnification

     (a) In addition to the matters set forth in Article IX hereof, until the Expiration Date, the Stockholder agrees to indemnify and hold Parent and its officers, directors and affiliates harmless against all claims, losses, liabilities, damages, costs and expenses, including reasonable attorneys' fees (hereinafter individually a "Loss" and collectively "Losses"), incurred by Parent or its officers, directors, or affiliates: (i) as a result of any inaccuracy or breach of a representation or warranty of the Stockholder contained in this Agreement or any certificate, instrument or other document delivered pursuant to this Agreement; (ii) except as set forth in Section 7.3 below, relating to any liability, obligation, judgment, penalty, fine, cost or expense, of any kind or nature, or the duty to indemnify, defend or reimburse any Person with respect to: (1) the presence on or before the Closing Date of any Hazardous Materials in the soil, groundwater, surface water, air or building materials of any Business Facility ("Pre-Existing Contamination"); (2) the migration at any time prior to or after the Closing Date of Pre-Existing Contamination to any other real property, or the soil, groundwater, surface water, air or building materials thereof; (3) any Hazardous Materials Activity conducted on any Business Facility prior to the Closing Date or otherwise occurring prior to the Closing Date in connection with or to benefit the Business ("Pre-Closing Hazardous Materials Activities"); (4) the exposure of any person to Pre-Existing Contamination or to Hazardous Materials in the course of or as a consequence of any Pre-Closing Hazardous Materials Activities, without regard to whether any health effect of the exposure has been manifested as of the Closing Date; (5) the violation of any Environmental Laws by the Company, WW or any Subsidiary or its agents, employees, predecessors in interest, contractors, invitees or licensees prior to the Closing Date or in connection with any Pre-Closing Hazardous Materials Activities prior to the Closing Date;
(6) any actions or proceedings brought or threatened by any third party with respect to any of the foregoing; and (7) any of the foregoing to the extent they continue after the Closing Date (collectively, "Seller's Retained Environmental Liabilities"); (iii) relating to or arising out of Parent's assumption of Continuing Employee Options and Additional Options under this Agreement or failure of Parent to assume any options, rights or other securities of the Stockholder, the Company or any of their respective affiliates in connection with the transactions contemplated by this Agreement, provided that this indemnity in clause (iii) shall not apply to: (w) Parent's failure to issue Parent Common Stock in accordance with the Option Exchange Ratio upon the due exercise of such Continuing Employee Options and Additional Options held by Continuing Employees and assumed by Parent pursuant to Section 1.6(b)(iii)of this Agreement, (x) Parent s other obligations under the Option Plans with respect to the Continuing Employee Options or the agreements governing such Continuing Employee Options by virtue of such assumption, (y) any actions taken by Parent after the Closing with respect to the termination of employment of any Continuing Employee who holds a Continuing Employee Option, or (z) any misstatement or omission in any Registration Statement on Form S-8 or prospectus or similar securities law document prepared by Parent and distributed to its employees with respect to the Continuing Employee Options; or (iv) Broker Liabilities. Notwithstanding the foregoing, there shall be no right to indemnification pursuant to this Article VII unless and until an Indemnification Certificate (as defined below) identifying aggregate Losses in excess of $5,000,000 (the "Threshold Amount") has been delivered to Stockholder, in which event Parent shall be entitled to recover all such amounts in excess of the Threshold Amount; provided, however, that such Threshold Amount shall not apply to any indemnification pursuant to
Section 7.2(a)(i) above with respect to any inaccuracy or breach of a representation or warranty contained in Section 2.2, 2.4, the second and third sentences of 2.10(d), 2.11(d) or 2.18 or pursuant to Section 7.2(a)(ii), (iii) or (iv) above. In no event shall the Stockholder's aggregate obligation to indemnify Parent under this Section 7.2(a) exceed an amount of cash or Parent Common Stock equal to the value of fifty percent (50%) of the Total Consideration (based on the valuation of the Parent Common Stock at the Parent Closing Price) (the "Limit") ; provided, however, that such Limit shall not apply to any indemnification pursuant to Section 7.2(a)(i) above with respect to any inaccuracy or breach of a representation or warranty contained in Section 2.2, the second and third sentences of 2.10(d), 2.11(d) or 2.18 or pursuant to
Section 7.2(a)(ii), (iii) or (iv) above. The amount of any Losses shall be reduced by the amount of any Tax Benefit Actually Realized by Parent, WW, the Company or their respective subsidiaries or affiliates relating thereto and any amount received by Parent with respect thereto under any insurance coverage (net of any reasonably expected premium adjustments). If Parent actually receives an amount under insurance coverage with respect to Losses at any time subsequent to any indemnification provided by the Stockholder pursuant to this Section 7.2, then Parent shall promptly reimburse the Stockholder for any payment made by the Stockholder to Parent in connection with providing the indemnification for a particular matter up to such amount received by Parent with respect to that matter, provided, however, that Parent may retain an amount from proceeds received under insurance coverage or from such other party with respect to Losses to the extent that the Stockholder has not indemnified Parent for the full amount of its claim. Stockholder shall not have any right of contribution from the Company or WW or any of their respective Subsidiaries with respect to any Loss claimed by an Indemnified Party after the Effective Time.

          (b) Claims. Upon receipt by the Stockholder at any time on or before the last day of the Indemnification Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Stockholder shall, subject to the provisions of Section 7.2(c) hereof, deliver to Parent, as promptly as practicable, funds in an amount equal to such Losses. The Stockholder shall, at its sole discretion, pay all claims for indemnification hereunder in (i) cash or (ii) shares of Parent Common Stock; provided, however that all claims for indemnification pursuant to Section 7.2(a)(i) (with respect to breaches or inaccuracies of the representations and warranties set forth in Section 2.18) or Section 7.2(a)(ii) above shall be paid in cash only. In the event the Stockholder determines to pay any claim, in whole or in part, in shares of Parent Common Stock, the Stockholder shall transfer to Parent the number of shares of Parent Common Stock having an aggregate value (based on the valuation of each share at 97% of the Parent

Closing Price (adjusted for splits, combinations and the like)) equal to the Losses with respect to such claim.

     (c) Objections to Claims. No such payment or delivery may be required pursuant to Section 7.2(b) above if the Stockholder shall object in a written statement to the claim made in the Officer's Certificate with thirty (30) days of delivery of such Officer's Certificate, and such statement shall have been delivered to Parent prior to the expiration of such thirty (30)-day period.

     (d) Resolution of Conflicts.

     (i) In case the Stockholder shall so object in writing to any claim or claims made in any Officer's Certificate, the Stockholder and Parent shall attempt in good faith to agree upon the rights of the respective Parties with respect to each of such claims. If the Stockholder and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and Stockholder shall deliver to Parent, as promptly as practicable, an amount equal to such Losses in cash or shares of Parent Common Stock.

     (ii) If no such agreement can be reached after good faith negotiation and prior to sixty (60) days after delivery of an Officer's Certificate, either of Parent or the Stockholder may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Stockholder. In the event that, within thirty (30) days after submission of any dispute to arbitration, Parent and the Stockholder cannot mutually agree on one arbitrator, then, within fifteen (15) days after the end of such thirty
(30) day period, Parent and the Stockholder shall each select one arbitrator within ten (10) additional days. The two arbitrators so selected shall select a third arbitrator. If the Stockholder does not select an arbitrator during this fifteen (15) day period, then the parties agree that the arbitration will be conducted by one arbitrator selected by Parent.

     (iii) Any such arbitration shall be held under the expedited rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be final, binding, and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s). Within five (5) days of a decision of the arbitrator(s) requiring payment by one party to another, such party shall make the payment to such other party.

     (iv) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

     (e) Third-Party Claims. In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand for indemnification, Parent shall notify the Stockholder of such claim, and the Stockholder, shall be entitled, at its expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Stockholder, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim for indemnification if the settlement is unreasonable. Any dispute as to the reasonableness of such settlement shall be resolved pursuant to the terms of Section 7.2(d) above. To the extent that such settlement is determined after such dispute resolution to be unreasonable, then the arbitrator(s) shall determine the amount, if any, that Stockholder shall be required to indemnify Parent in respect of such settled claim. In the event that the Stockholder has consented to any such settlement, the Stockholder shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Parent for indemnification with respect to such settlement.

     (f) Sole Remedy. Parent's rights to indemnification as provided for in
Section 7.2 for a breach of representations or warranties contained in this Agreement shall constitute Parent's sole remedy for such a breach and the Stockholder shall have no other liability or damages to the other party resulting from the breach; provided, however, that nothing contained herein shall prevent Parent from pursuing remedies, including equitable remedies, as may be available to it under applicable law or equitable principles in the event of the Stockholder's failure to comply with its indemnification obligations hereunder or in the event of a claim of fraud by Parent against the Stockholder.

     7.3 Further Conditions on Environmental Indemnity.

     (a) Stockholder's indemnification obligations under Section 7.2(a)(i) with respect to a breach of the representations and warranties contained in Section 2.18, and Stockholder's indemnification obligations set forth in Section 7.2(a)(ii) (collectively "Stockholder's Environmental Indemnity") shall be subject to the following limitations: (i) Stockholder's Environmental Indemnity for violations of Environmental Laws occurring in the course of ongoing operation of the Business, which violations continue after the Closing Date, shall not apply to any such violations to the extent they arise either from a change in operations of the Business after the Closing Date or from the continuation of the operations as they existed prior to the Closing Date for a period continuing beyond that date which is one year following the Closing Date;
(ii) Stockholder shall not be liable for any diminution in property value of any real property owned by the Company as of the Closing

Date; (iii) to the extent Stockholder's Environmental Indemnity applies to Cleanup, Stockholder's Environmental Indemnity shall only apply to Cleanup to the extent such Cleanup is required by a Governmental Entity under applicable Environmental Laws in effect and enforceable as of the Closing Date or is required to be undertaken under any applicable Environmental Laws in effect and enforceable as of the Closing Date; (iv) Stockholder's Environmental Indemnity shall not apply to that portion of the cost of a Cleanup to the extent (but only to the extent) that the Cleanup is not conducted using Cost-Effective Methods;
(v) Stockholder's Environmental Indemnity shall not apply to costs to the extent such costs result from the application of more stringent Environmental Laws as a result of the change in use of a Business Facility to a use other than industrial, commercial or retail where such change in use results from the voluntary actions of Parent or its subsidiaries; and (vi) Stockholder's Environmental Indemnity shall not apply to any Cleanup costs to the extent caused by the exacerbation or worsening (excluding the mere discovery of contamination) of Pre-Existing Contamination as a result of the acts of Parent, its subsidiaries, employees or agents or the acts of any third parties on any property owned by Parent or its affiliates.

     (b) Parent or its affiliate shall promptly notify Stockholder in writing in the event of the discovery of Pre-Existing Contamination subject to Stockholder's Environmental Indemnity ("Contamination Notice"); provided, however, that a failure to so notify Stockholder shall not limit Stockholder's indemnification obligations hereunder except to the extent that Stockholder is prejudiced thereby. Such notice shall reasonably identify the location and information on the impacted media and the basis upon which the claimant seeks indemnification. For claims relating to Cleanup within the scope of this Section 7.3, the Stockholder shall have the right to assume responsibility for managing the Cleanup and related matters thereto, by providing notice to the Parent within sixty (60) days following receipt of the Contamination Notice. If the Stockholder assumes responsibility for management of a Cleanup under this subsection, the Stockholder shall perform such Cleanup using Cost-Effective Methods in compliance with all applicable legal requirements and in accordance with plans approved by Parent or its affiliate, and utilizing a consultant approved by Parent or its affiliate, which approvals shall not be unreasonably withheld. Where the Stockholder has assumed responsibility for management of a Cleanup under this subparagraph (b), the Parent or its affiliate shall have the right, at its sole cost and expense, to: (i) review and approve (which approval shall not be unreasonably withheld) all draft plans and reports, as well as correspondence to any Governmental Entity regarding the Cleanup, and (ii) participate in activities related to the Cleanup, including, but not limited to, participation in meetings with respect to the determination of applicable Remediation Standards or methods for conducting the Cleanup.

     (c) As used in this Section 7.3, the following terms have the meanings set forth below.

     (i) "Business Facility" means any property that is or at any time has been owned, operated, occupied, controlled or leased by the Company, WW or any Subsidiary in connection with the operation of the Business.

     (ii) "Remediation Standard" means a numerical standard that defines the concentrations of Hazardous Materials that may be permitted to remain in any environmental media after an investigation, remediation or containment of a release of Hazardous Materials.

     (iii) "Cleanup" means any Loss related to investigation, feasibility study, remediation, treatment, removal, transport, disposal, characterization, sampling, health assessment, risk assessment, encapsulation, monitoring, study, report, assessment or analysis with respect to any Pre-Existing Contamination.

     (iv) "Cost-Effective Methods" means the most cost-effective approach to remediation that is consistent with applicable Environmental Laws or the requirements of a Governmental Entity; provided, however, that Cost-Effective Methods shall not include those that (1) result in the interruption of Parent or its affiliates' business operations on a Business Facility periodically or for a period of more than twenty-four hours; (2) result in the imposition of a deed restriction or other restriction or limitation on the use or development of any property other than a Business Facility, or result in the imposition of a deed restriction or other restriction or limitation on the development of a Business Facility (or any portion thereof) for industrial, retail or commercial purposes; or (3) result in the diminution of the value of a Business Facility or any other property.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

     8.1 Termination. Except as provided in Section 8.2 below, this Agreement may be terminated and the Mergers abandoned at any time prior to the Effective
Time:

     (a) by mutual consent of the Stockholder and Parent;

     (b) by Parent or the Stockholder if: (i) the Effective Time has not occurred prior to 5:00 p.m. Pacific Standard Time on April 2, 2001 (the "End Date"); provided that the End Date may be extended by any party for a period of thirty (30) days if such party reasonably believes that the expiration or termination of the waiting period under the HSR Act is likely to be obtained during such 30-day extension; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Mergers; or
(iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Mergers by any governmental entity that would make consummation of the Mergers illegal;

     (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Mergers, by any Governmental Entity, which would: (i) prohibit Parent's, the Company's or WW's ownership or operation of all or any portion of the Business or (ii) compel Parent, the Company or WW to dispose of or hold separate all or a portion of the business or assets of the Company, WW or Parent as a result of the Mergers;

     (d) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company or the Stockholder set forth in this Agreement, such that the conditions set forth in Section 6.2(a) or Section 6.2(b) hereof would not be satisfied as of the time of such breach or as of the date hereof, as applicable, provided, that if such inaccuracy in the Stockholder representations and warranties or breach by the Company or the Stockholder is curable by the Stockholder through the exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement under this Section 8.1(d) prior to 30 days following the date of the notice to the Stockholder of the breach, provided the Stockholder continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.1(d) if it shall have be in material breach of this Agreement or if such breach by the Company or the Stockholder is cured prior to 30 days following notice to Parent or the Stockholder of the breach, provided, however, no cure period shall be required for a breach which by its nature cannot be cured);

     (e) by the Stockholder, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, such that the conditions set forth in Section 6.3(a) or Section 6.3(b) hereof would not be satisfied as of the time of such breach or as of the date hereof, as applicable, provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its commercially reasonable efforts, then the Stockholder may not terminate this Agreement under this Section 8.1(e) prior to 30 days following the date of the notice to Parent of the breach, provided Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Stockholder may not terminate this Agreement pursuant to this Section 8.1(e) if it shall be in material breach of this Agreement or if such breach by Parent is cured prior to 30 days following notice to Parent of the breach, provided, however, no cure period shall be required for a breach which by its nature cannot be cured);

     (f) by Parent, if prior to the expiration or termination of any applicable waiting periods under the HSR Act, there has been any Material Adverse Effect on the Company, any of its Subsidiaries or the Business (taken as a whole).

     (g) by the Stockholder, if prior to the expiration or termination of any applicable waiting periods under the HSR Act, there has been any Material Adverse Effect on Parent.

     (h) by either the Stockholder or Parent if the required approval of the stockholders of Parent contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of the stockholders of Parent duly convened therefor or at any adjournment thereof.

     Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Metal Merger Sub, WW Merger Sub, the Company, WW, CMS or the Stockholder, or their respective officers, directors or stockholders, provided that each party shall remain liable for any knowing or willful breaches of this Agreement prior to its termination; and provided further that, the provisions of Section 5.5, Section 5.6, Section 5.18 and Article VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     8.3 Termination Fee. In the event that this Agreement is terminated pursuant to Section 8.1(h), then Parent shall promptly remit to the Stockholder payment in the amount of $50,000,000 (the "Termination Fee"); provided, however, that the Termination Fee shall not be paid to the Stockholder if the Stockholder
(a) fails to vote all of the shares of Parent Common Stock it holds either beneficially or has the right to vote by proxy in favor of approval of the issuance of Parent Common Stock pursuant to this Agreement (the "Proposal") at the meeting of stockholders, or (b) otherwise takes action to cause stockholder approval of the Proposal not to be obtained.

     8.4 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     8.5 Extension; Waiver. At any time prior to the Effective Time, Parent, Metal Merger Sub and WW Merger Sub, on the one hand, and the Stockholder, WW and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                                   TAX MATTERS

     9.1 Indemnity

     (a) The Stockholder agrees to indemnify and hold harmless Parent, WW, the Company and each Subsidiary against the following Taxes (net of any Tax Benefit Actually Realized, as hereinafter defined, by Parent, WW, the Company or their respective Subsidiaries and affiliates as a result of the payment or accrual of any of the following) and against any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants with respect to matters not controlled by the Stockholder, incurred in contesting or otherwise in connection with any such Taxes: (i) Taxes imposed on the Company, WW or any Subsidiary with respect to taxable periods ending on or before the Closing Date; (ii) with respect to taxable periods beginning before the Closing Date and ending after the Closing Date, Taxes imposed on the Company, WW or any Subsidiary which are allocable, pursuant to Section 9.1(b) hereof, to the portion of such period ending on the Closing Date; (iii) Taxes imposed on any member of any affiliated group with which any of the Company, WW and any Subsidiary file or have filed a Return on a consolidated or combined basis for a taxable period ending on or before the Closing Date; and (iv) Taxes imposed on Parent or the Company, WW or any Subsidiary as a result of any breach of warranty or misrepresentation under Section 2.8 hereof; provided, however, that the Stockholder shall not be liable for and shall not indemnify the Parent, the Company, WW or any Subsidiary for (I) any Taxes resulting from transactions or actions taken by the Company, WW or any Subsidiary on the Closing Date (other than transactions contemplated by this Agreement) that are properly allocable to the portion of the Closing Date after the Closing except for transactions or actions undertaken in the ordinary course of business; or (II) any Transfer Taxes for which Parent is liable pursuant to Section 9.5 (Taxes referred to in this proviso are referred to hereinafter as "Excluded Taxes"). Parent shall indemnify and hold harmless the Stockholder (net of any Tax Benefit Actually Realized by the Stockholder or its affiliates as a result of the payment or accrual thereof) for (i) Taxes (including Excluded Taxes) and any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants ("Tax Related Losses") of Parent, the Company, WW or any Subsidiary not allocated to the Stockholder pursuant to the first sentence of this Section 9.1(a) and (ii) any Taxes or Tax Related Losses attributable to any breach by Parent, Metal Merger Sub or WW Merger Sub, or following the Effective Time, the Company or WW, of Section 5.21(a) hereof.

     (b) In the case of Taxes that are payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period ending on the Closing Date shall be:

     (i) in the case of Taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than Transfer Taxes covered by Section 9.5 hereof), deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

     (ii) in the case of Taxes imposed on a periodic basis with respect to the assets of the Company, WW or any Subsidiary, or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period.

     (c) To the extent permitted or required by law or administrative practice,
(A) the taxable year of the Company, WW and any Subsidiary which includes the Closing Date shall be treated as closing on (and including) the Closing Date and, notwithstanding the foregoing, (B) all transactions not in the ordinary course of business occurring after the Closing (other than transactions contemplated by this Agreement) shall be reported on Parent's consolidated United States federal income Tax Return to the extent permitted by Treasury Regulation Section 1.1502-

76(b)(1)(ii)(B) and shall be similarly reported on other Tax Returns of the Parent or its affiliates to the extent permitted by law.

     9.2 Returns and Payments

     (a) From the date of this Agreement through and after the Closing Date, the Stockholder shall prepare and file or otherwise furnish in proper form to the appropriate Governmental Authority (or cause to be prepared and filed or so furnished) in a timely manner all Returns relating to the Company, WW and the Subsidiaries that are due on or before or relate to any taxable period ending on or before the Closing Date (and Parent shall do the same with respect to any taxable period ending after the Closing Date); provided, however, that to the extent the Stockholder cannot file such Returns under applicable law, the Stockholder shall deliver (or cause to be delivered), within 20 days before the due date (including extensions) for the filing of such Returns, to Parent all such Returns, and Parent shall sign and file or cause to be signed and filed such Returns no later than such due date. Any such Return that is prepared by the Stockholder shall be prepared in accordance with past practice to the extent permitted by applicable law. Any Return required to be filed by Parent relating to any taxable year or period beginning on or before and ending after the Closing Date (the "Straddle Period") shall be submitted (with copies of any relevant schedules, work papers and other documentation then available) to the Stockholder for the Stockholder's approval not less than 30 days prior to the due date for the filing of such Return, which approval shall not be unreasonably withheld. Such Returns shall be prepared in accordance with past practice of the Company or WW (or the Subsidiaries), if any, to the extent permissible under applicable law.

     (b) The Stockholder shall pay or cause to be paid when due and payable all Taxes with respect to the Company, WW and the Subsidiaries for any taxable period ending on or before the Closing Date or otherwise described in Section 9.1(a)(i) through (iv) (except for Excluded Taxes) and Parent shall so pay or cause to be paid (i) Taxes for any taxable period ending after the Closing Date (subject to its right of indemnification from the Stockholder for Taxes attributable to the pre-closing portion of any Straddle Period pursuant to
Section 9.1(a)(ii) and Section 9.1(b) hereof) and (ii) Excluded Taxes.

     (c) The Stockholder may amend any Return of the Company, WW or any Subsidiary filed or required to be filed for any taxable years or periods ending on or before the Closing Date, provided that any such amendment shall not adversely affect any of Parent, the Company, WW or their respective subsidiaries.

     (d) Neither Parent nor any affiliate of Parent shall (or shall cause or permit the Company, WW or any of their respective Subsidiaries to) amend, refile or otherwise modify any Return relating in whole or in part to the Company, WW or any Subsidiary with respect to any taxable year or period ending on or before the Closing Date (or with respect to any Straddle Period) without the prior written consent of the Stockholder, which consent may be withheld by Stockholder in its sole discretion, subject to and in compliance with applicable law.

     9.3 Refunds. Any Tax refund (including any interest with respect thereto) relating to the Company, WW or any Subsidiary for any taxable period prior to the Closing Date shall be the property of the Stockholder, and if received by Parent or the Company, WW or any of their respective Subsidiaries shall be paid over promptly to the Stockholder. Notwithstanding the foregoing sentence, any Tax refund (or equivalent benefit to the Stockholder through a reduction in Tax liability) for a period before the Closing Date arising out of the carryback of a loss or credit incurred by the Company, WW or any Subsidiary in a taxable year beginning after the Closing Date shall be the property of Parent and, if received by the Stockholder, shall be paid over promptly to Parent. For purposes of this Section 9.3, where it is necessary to apportion a refund or credit between Parent and the Stockholder for a Straddle Period, such refund or credit shall be apportioned between the period deemed to end at the close of the Closing Date, and the period deemed to begin at the beginning of the day following the Closing Date on the basis of an interim closing of the books, except that refunds or credits of Taxes imposed on a periodic basis (e.g., real property Taxes) shall be allocated on a daily basis. In addition, Parent shall cooperate, and cause the Company, WW and any Subsidiary to cooperate, in obtaining any refund that the Stockholder reasonably believes should be available, including through the filing of appropriate forms with the applicable taxing authorities.

     9.4 Contests

     (a) After the Closing, Parent shall promptly notify the Stockholder in writing of any written notice of any pending or threatened audits, notice of deficiency, proposed adjustment, assessment, examination or other administrative or court proceeding, suit, dispute or other claim (a "Tax Claim") of Parent or of any of the Company, WW and the Subsidiaries which, if determined adversely to the taxpayer, would be grounds for indemnification under this Article IX; provided, however, that a failure to give such notice will not affect Parent's right to indemnification under this Article IX except to the extent, if any, that, but for such failure, the Stockholder could have avoided all or a portion of the Tax liability in question.

     (b) In the case of an audit or administrative or judicial proceeding that relates to periods ending on or before the Closing Date, the Stockholder shall have the right at its expense to participate in and control the conduct of such audit or proceeding; Parent also may participate in any such audit or proceeding and, if the Stockholder does not assume the defense of any such audit or proceeding, Parent may defend the same in such manner as it may deem appropriate, including, but not limited to, settling such audit or proceeding after giving ten days' prior written notice to the Stockholder setting forth the terms and conditions of settlement. In the event that issues relating to a potential adjustment for which the Stockholder would be liable are required to be dealt with in the same proceeding as separate issues relating to a potential adjustment for which Parent would be liable, Parent shall have the right, at its expense, to control the audit or proceeding with respect to the latter issues.

     (c) With respect to any Tax Claim related to a Straddle Period for which both the Stockholder and Parent or the Company, WW or any Subsidiary could be liable, each party may participate in the audit or proceeding, and (ii) the audit or proceeding shall be controlled by that party which would bear the burden of the greater portion of the sum of the adjustment based on the principles set forth in Section 9.1(b) hereof.

     (d) If as a result of any Tax Claim or amended Tax Return, there is any change after the Closing Date in an item of income, gain, loss, deduction or credit that results in an increase in a Tax liability for which the Stockholder would otherwise be liable pursuant to Section 9.1(a), and such change results in a decrease in the Tax liability of Parent or any affiliate or successor thereof for any taxable year or period beginning after the Closing Date or for the portion of any Straddle Period beginning after the Closing Date, the Stockholder shall not be liable pursuant to Section 9.1(a) with respect to such increase to the extent of such decrease. If as a result of any Tax Claim or amended Tax Return, there is any change after the Closing Date in an item of income, gain, loss, deduction or credit that results in an increase in a Tax liability for which Parent would otherwise be liable pursuant to Section 9.1(a), and such change results in a decrease in the Tax liability of the Stockholder or any affiliate or successor thereof for any taxable year or period ending on or before the Closing Date or for the portion of any Straddle Period ending on the Closing Date (other than by reason of a carryback of losses or deductions), Parent shall not be liable pursuant to Section 9.1(a) with respect to such increase to the extent of such decrease.

     (e) Neither Parent nor the Stockholder shall enter into any compromise or agree to settle any Tax Claim which would adversely affect the other party for such year or a subsequent year without the written consent of the other party, which consent may not be unreasonably withheld. Parent and the Stockholder agree to cooperate, and Parent agrees to cause the Company, WW and any Subsidiary to cooperate, in the defense against or compromise of any Tax Claim.

     9.5 Conveyance Taxes. The Stockholder and Parent shall each pay one-half of any real property transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement, other than transfers of assets contemplated by Section 5.14 hereof ("Transfer Taxes"). Notwithstanding Section 9.2, which shall not apply to Returns relating to Transfer Taxes, any Returns that must be filed in connection with Transfer Taxes shall be prepared and filed when due by the party primarily or customarily responsible under the applicable local law for filing such Returns, and such party will use its reasonable efforts to provide such Returns to the other party at least 10 days prior to the due date of such Returns.

     9.6 Miscellaneous

     (a) Except as otherwise required by applicable law, the Stockholder and Parent agree to treat all payments made by either of them to or for the benefit of the other (including any payments to the Company, WW or any Subsidiary) under this Article IX and under other indemnity provisions of this Agreement as adjustments to the Purchase Price for Tax purposes.

     (b) Any tax sharing agreement, arrangement or policy (whether written or oral) between the Stockholder and the Company, WW or any Subsidiary shall be terminated immediately prior to the Closing.

     (c) Notwithstanding any provision in this Agreement to the contrary, the obligations of the Stockholder to indemnify and hold harmless Parent, the Company, WW and any Subsidiary pursuant to this Article IX, and the representations and warranties contained in Section 2.8 hereof shall terminate at the close of business on the 30th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof). The obligations of Parent to indemnify and hold harmless the Stockholder pursuant to this Article IX shall terminate at the close of business on the 30th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

     (d) Resolution of All Tax-Related Disputes. In the event that the Stockholder and Parent cannot agree on the calculation of any amount relating to Taxes or the interpretation or application of any provision of this Agreement relating to Taxes, such dispute shall be resolved by a nationally recognized accounting firm mutually agreeable to each of the Stockholder and Parent, whose decision shall be final and binding upon all persons involved and whose expenses shall be shared equally by the Stockholder and Parent.

     (e) Notwithstanding anything to the contrary contained in this Agreement, all matters relating to Taxes shall be governed by this Article IX. In the event of a conflict between the provisions of this Article IX and the any other section of this Agreement, this Article IX shall govern and control.

     (f) "Tax Benefits" shall mean the sum of the amount by which the actual Tax liability (after giving effect to any alternative minimum or similar Tax) of a corporation to the appropriate taxing authority is reduced (including, without limitation, by or as a result of a deduction, increase in basis, entitlement to refund, credit or otherwise, whether available in the current taxable year, as an adjustment to the taxable income in any other taxable year or as a carryforward or carryback, as applicable) plus any interest (on an after-Tax basis) from such government or jurisdiction relating to such Tax liability. For purposes of this Agreement, a Tax Benefit shall be deemed to have been "Actually Realized" at the time any refund of Taxes is actually received or applied against other Taxes due, or at the time of the filing of a Tax Return (including any Tax Return relating to estimated Taxes) on which a loss, deduction or credit or increase in basis is applied to reduce the amount of Taxes which would otherwise be payable. In accordance with the provisions of this paragraph (f), Parent and the Stockholder agree that for purposes of this Agreement, where a Tax Benefit may be realized that may result in the payment to, or reduce a payment by, the other party hereto, each party will as promptly as practicable take or cause its affiliates to take such reasonable or appropriate steps (including, without limitation, the filing of an amended Tax Return or claim for refund) to obtain at the earliest possible time any such reasonable available Tax Benefit.

     (g) For purposes of any Tax Benefit Actually Realized determined under
Section 9.6(f) of this Agreement, no later than 90 days after the filing of a Tax Return for any taxable period that includes a date upon which any amount was paid or accrued by Parent, the Company, WW or their respective Subsidiaries or affiliates, on the one hand, or the Stockholder or its affiliates, on the other hand (each an "Indemnified Party"), in respect of a claim for which the Stockholder is required to indemnify Parent or Parent is required to indemnify Stockholder, as the case may be, pursuant to this Agreement (the "Indemnifying Party"), Parent shall provide Stockholder or Stockholder shall provide Parent, as appropriate, a detailed statement (the "Tax Benefit Statement") specifying the amount, if any, of any Tax Benefit that was Actually Realized by the Indemnified Parties for such Tax period. To the extent that any deductions or other Tax items (including basis) that could give rise to a Tax reduction or savings do not result in the actual realization of such a Tax reduction or savings in the year described in the previous sentence, this Section 9.6(g) shall apply to each subsequent taxable period of the Indemnified Parties until either such Tax savings are Actually Realized (resulting in a Tax Benefit) or the losses or other carryforwards to which such deductions or other Tax items (including basis) gave rise expire unused, if applicable. For each relevant taxable period, the Indemnifying Party shall be provided with full access to the non-proprietary work papers and other materials and information of the Indemnified Parties' accountants in connection with the review of the Tax Benefit Statement. If the Indemnifying Party disagrees in any respect with the computation of the amount of the Tax Benefit Actually Realized set forth in the Tax Benefit Statement, the Indemnifying Party may, on or prior to 45 days after the receipt of the Tax Benefit Statement, deliver a notice to the Indemnified Parties setting forth in reasonable detail the basis for the Indemnifying Party's disagreement therewith ("Tax Benefit Dispute Notice"). If no Tax Benefit Dispute Notice is received by the Indemnified Parties on or prior to the 45th day after the Indemnifying Party's receipt of the Tax Benefit Statement from Parent, the Tax Benefit Statement shall be deemed accepted by the Indemnifying Party.

     (h) Payments. Parent shall pay all amounts for indemnification for which it is liable pursuant to this Agreement in cash; provided, however, that, if and to the extent any such cash payment (the "Excess Cash Payment") would, in the opinion of Skadden, cause Skadden to no longer be able to issue an opinion that each of the Mergers will qualify as a reorganization pursuant to Section 368(a) of the Code, Parent shall use commercially reasonable efforts to pay such Excess Cash Payment in Parent Common Stock (valued in accordance with Section 7.2(b)); provided, further, that in no event will Parent be obligated to pay such Excess Cash Payment in Parent Common Stock unless, in the opinion of counsel to Parent, such payment in Parent Common Stock would be exempt from registration under the Securities Act.

                                   ARTICLE X

                               GENERAL PROVISIONS

     10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                   (i) if to Parent, Metal Merger Sub or WW Merger Sub, to:

                       Homestore.com, Inc.
                       225 W. Hillcrest Drive, Suite 100
                       Thousand Oaks, CA 91360
                       Attention: David M. Rosenblatt, Esq.
                       Telephone No.: (805) 557-2300
                       Facsimile No.: (805) 557-2689

                       with a copy to:

                       Wilson Sonsini Goodrich & Rosati,
                       Professional Corporation
                       650 Page Mill Road
                       Palo Alto, California 94304
                       Attention:  Martin W. Korman, Esq.
                       Telephone No.:  (650) 493-9300
                       Facsimile No.:  (650) 493-6811

                       and a copy to:

                       Fenwick & West
                       Two Palo Alto Square
                       Palo Alto, California 94306
                       Attention:  Gordon K. Davidson, Esq.
                                   C. Kevin Kelso, Esq.
                       Telephone No.:  (650) 494-0600
                       Facsimile No.:  (650) 494-1417

                  (ii) if to the Company, WW or Stockholder, to:

                       Cendant Corporation
                       9 West 57th Street, 7th Floor
                       New York, NY 10019
                       Attention: Eric Bock, Esq.
                       Telephone No.: (212) 413-1800
                       Facsimile No.: (212) 413-1923
                       with a copy to:

                       Skadden, Arps, Slate, Meagher & Flom LLP
                       Four Times Square
                       New York, New York 10036
                       Attention: David Fox, Esq.
                       Telephone No.: (212) 735-3000
                       Facsimile No.: (212) 735-2000

     10.2 Interpretation.

     (a) The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

     (b) As used herein, the term "Material Adverse Effect" shall mean any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition, capitalization or results of operations of an entity.

     For purposes of Articles VI and VIII hereof with respect to a Material Adverse Effect on the Company, WW or any Subsidiary (taken as a whole):

     (i) if there shall be any shortfall in revenue of the Company or WW, such shortfall shall not be deemed in and of itself, a Material Adverse Effect on the Company.

     (ii) adverse changes in the economy generally, or in the real estate, Internet or advertising industries shall not be taken into account in determining a Material Adverse Effect on the Company, WW and any Subsidiary (taken as a whole) (provided that such adverse changes do not affect the Company or WW or any of the Subsidiaries, as applicable, in a materially disproportionate manner);

     (iii) adverse changes in stock market conditions shall not be taken into account in determining a Material Adverse Effect on the Company, WW and any Subsidiary (taken as a whole); or

     (iv) the Company's or WW's loss of suppliers, customers or employees shall not be taken into account in determining a Material Adverse Effect on the Company, WW and any Subsidiary (taken as a whole) (provided that this exception shall not apply (A) to the loss of customers or suppliers caused by the Stockholder or its affiliates, including NRT Incorporated ("NRT") or its controlled affiliates and, in the case of customers only, subject to the exception same provision as set forth in clause (b)(i) above, or (B) in the case of the Company's or WW's employees, those employees hired by the Stockholder or its affiliates without the prior written consent of Parent).

     For purposes of Articles VI and VIII hereof with respect to a Material Adverse Effect on Parent:

     (i) if there shall be any shortfall in revenue of Parent, such shortfall shall not be deemed in and of itself a Material Adverse Effect on the Company;

     (ii) adverse changes in the economy generally, or in the real estate, Internet or advertising industries shall not be taken into account in determining a Material Adverse Effect on Parent (provided that such adverse changes do not affect Parent in a materially disproportionate manner);

     (iii) adverse changes in stock market conditions or price of Parent Common Stock shall not be taken into account in determining a Material Adverse Effect on Parent; or

     (iv) Parent's loss of suppliers, customers or employees shall not be taken into account in determining a Material Adverse Effect on Parent.

     (c) As used herein, the term "Business Adverse Effect" shall mean (i) a material impairment of Parent's ability to continue operating the Business substantially as it was operated prior to the Closing; (ii) a material impairment in Parent's ability to use the Intellectual Property substantially as used by the Company or WW or any of the Subsidiaries prior to the Closing; or
(iii) any material liability that would be reasonably likely to have a material adverse effect on the Company, WW or any of the Subsidiaries taken as a whole.

     (d) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     10.4 Entire Agreement; Assignment. This Agreement, the Stockholder Disclosure Letter and Exhibits hereto, the Mutual Disclosure Agreement and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Mergers; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically permitted, except that Parent, Metal Merger Sub and WW Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates (except that with respect to the indemnification obligations of Stockholder set forth in
Section 7.2(a)(ii), Parent or its affiliate, as applicable, shall have the right to assign such indemnities in whole or in part to any third party without the consent of Stockholder).

     10.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     10.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     10.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     10.9 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, including Section 5.13 and Section 5.14 hereof. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     10.10 Attorney's Fees. If any action or other proceeding relating to the enforcement of any provision of this Agreement is brought by any party hereto, the prevailing party shall be entitled to recover reasonable attorney's fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     10.11 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY FOR ANY ACTION,

PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

                  (Remainder of page intentionally left blank.)

     IN WITNESS WHEREOF, Parent, Metal Merger Sub, WW Merger Sub, the Company, WW, CMS and Stockholder, and have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

HOMESTORE.COM, INC.                            CENDANT CORPORATION

By:                                            By:
   -------------------------------                ----------------------------

Name:                                          Name:
   -------------------------------                ----------------------------

Title:                                         Title:
   -------------------------------                ----------------------------


MOVE.COM, INC.                                 METAL ACQUISITION CORP.

By:                                            By:
   -------------------------------                ----------------------------

Name:                                          Name:
   -------------------------------                ----------------------------

Title:                                         Title:
   -------------------------------                ----------------------------


WELCOME WAGON INTERNATIONAL INC.               WW ACQUISITION CORP.

By:                                            By:
   -------------------------------                ----------------------------
Name:                                          Name:
   -------------------------------                ----------------------------
Title:                                         Title:
   -------------------------------                ----------------------------


CENDANT MEMBERSHIP SERVICES, INC.


By:
   -------------------------------

Name:
   -------------------------------

Title:
   -------------------------------




                         ***REORGANIZATION AGREEMENT***

                                 EXHIBIT INDEX


Exhibit A-1                                 Form of Master Operating Agreement
Exhibit A-2                                 Form of NRT Listing Agreement
Exhibit A-3                                 Form of iLead Agent Services Agreement
Exhibit A-4                                 Form of Software License Agreement (Top Producer)
Exhibit A-5                                 Form of Marketplace Agreement (Cendant, Century21, Coldwell Banker, ERA)
Exhibit A-6                                 Form of Mortgage Marketing Agreement
Exhibit A-7                                 Form of Purchase Agreement
Exhibit A-8                                 Form of Corporate Services Transition Agreement
Exhibit A-9                                 Form of Transaction Platform Marketing Agreement
Exhibit A-10                                Form of Leased Employee Agreement
Exhibit B                                   Form of Stockholder Agreement
Exhibit C                                   Form of Registration Rights Agreement
Exhibit D                                   List of Signatories to Support Agreement
Exhibit E                                   Form of Support Agreement
Exhibit F-1(a) and (b)                      Forms of Tax Certificate (Stockholder)
Exhibit F-2(a) and (b)                      Forms of Tax Certificate (Parent, Metal Merger Sub and WW Merger Sub)


